UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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REGEN BIOLOGICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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REGEN BIOLOGICS, INC.
509 Commerce Street
1st Floor, East Wing
Franklin Lakes, New Jersey 07417

April   , 2007

Dear Stockholder:

You are cordially invited to attend the ReGen Biologics, Inc. (“ReGen”) Annual Meeting of Stockholders to be held on May 11, 2007 at 9:00 am Eastern time at the offices of our legal counsel, Pillsbury Winthrop Shaw Pittman LLP, located at 1540 Broadway, New York, New York 10036.

The matters proposed for consideration at the meeting are:

•	the election of Gerald E. Bisbee, Jr., Ph.D., Abhi Acharya, Ph.D., Alan W. Baldwin, Robert G. McNeil, Ph.D., J. Richard Steadman, M.D. and William R. Timken as directors for the next year;

•	an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a stock combination (reverse stock split) of the Company’s issued and outstanding common stock in a ratio of one-for-ten, one-for-twelve, one-for-fourteen, or one-for-sixteen, if and as determined by the Company’s Board of Directors, at any time before November 11, 2007;

•	the approval of the proposal to amend our Employee Stock Option Plan;

•	the approval of the proposal to amend our Non-Employee Director Stock Option Plan;

•	the ratification of the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year; and

•	the transaction of such other business as may come before the meeting or any adjournment thereof.

The accompanying Notice of Annual Meeting of Stockholders and proxy statement discuss these matters in further detail. We urge you to review this information carefully.

Pursuant to the terms of a certain stockholders’ agreement among certain ReGen stockholders, the parties to the stockholders’ agreement have agreed to vote their shares in favor of the election of certain designated directors, as listed above, and in favor of a reverse stock split. As of the record date, March 30, 2007, the parties to the stockholders’ agreement currently control approximately 33.14% of the issued and outstanding voting capital stock of our company. The parties to the stockholders’ agreement are not bound to vote in any way on any other proposals.

You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and proxy statement and to ask questions about us and our operations.

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card using the envelope provided. If you do attend the annual meeting, you may withdraw your proxy and vote your shares in person.

Sincerely,

/s/  Gerald E. Bisbee, Jr., Ph.D.
Gerald E. Bisbee, Jr., Ph.D.
Chairman and Chief Executive Officer

REGEN BIOLOGICS, INC.
509 Commerce Street
1st Floor, East Wing
Franklin Lakes, New Jersey 07417

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 11, 2007

The Annual Meeting of Stockholders of ReGen Biologics, Inc. (“ReGen”) will be held on May 11, 2007 at 9:00 am Eastern time at the offices of our legal counsel, Pillsbury Winthrop Shaw Pittman LLP, located at 1540 Broadway, New York, New York 10036, for the following purposes:

1. To elect Gerald E. Bisbee, Jr., Ph.D., Abhi Acharya, Ph.D., Alan W. Baldwin, Robert G. McNeil, Ph.D., J. Richard Steadman, M.D. and William R. Timken as directors for the next year;

2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a stock combination (reverse stock split) of the Company’s issued and outstanding common stock in a ratio of one-for-eight, one-for-ten, one-for-twelve or one-for-fourteen, if and as determined by the Company’s Board of Directors, at any time before November 11, 2007;

3. To approve the proposal to amend our Employee Stock Option Plan;

4. To approve the proposal to amend our Non-Employee Director Stock Option Plan;

5. To ratify the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

Pursuant to the terms of a certain stockholders’ agreement among certain ReGen stockholders, the parties to the stockholders’ agreement have agreed to vote their shares in favor of the election of certain designated directors, as listed above, and in favor of a reverse stock split. As of the record date, March 30, 2007, the parties to the stockholders’ agreement currently control approximately 33.14% of the issued and outstanding voting capital stock of our company. The parties to the stockholders’ agreement are not bound to vote in any way on any other proposals.

The Board has fixed the close of business on March 30, 2007 as the record date for us to determine those stockholders entitled to notice and those stockholders entitled to vote at the Annual Meeting of Stockholders. We request that all stockholders, whether or not you expect to attend the meeting, sign the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. You may revoke your proxy at any time before it is voted. If you are present at the meeting, you may vote your shares in person and the proxy will not be used. You are respectfully urged to read the proxy statement contained in this booklet for further information concerning the matters to be acted upon at the annual meeting and the use of the proxy.

By Order of the Board,

/s/  Gerald E. Bisbee, Jr., Ph.D.
Gerald E. Bisbee, Jr., Ph.D.
Chairman and Chief Executive Officer

April   , 2007

IMPORTANT — PLEASE MAIL YOUR SIGNED PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE

TABLE OF CONTENTS

ELECTION OF DIRECTORS	2
COMPENSATION DISCUSSION & ANALYSIS	9
REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION	13
EXECUTIVE COMPENSATION	14
EQUITY COMPENSATION PLANS	19
BENEFICIAL OWNERSHIP	19
REPORT OF THE AUDIT COMMITTEE	24
COMPARATIVE STOCK PRICE PERFORMANCE GRAPH
REGEN STOCKHOLDERS’ AGREEMENT	25
RATIFICATION OF PROPOSAL TO AMEND REGEN’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN, ONE-FOR-TWELVE, ONE-FOR-FOURTEEN OR ONE FOR SIXTEEN REVERSE STOCK SPLIT	26
APPROVAL OF PROPOSAL TO AMEND OUR EMPLOYEE STOCK OPTION PLAN	28
APPROVAL OF PROPOSAL TO AMEND OUR NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN	31
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	35
DEADLINE FOR STOCKHOLDERS PROPOSALS	36
ADDITIONAL INFORMATION	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37
APPENDIX A	A-1
APPENDIX B	B-1
APPENDIX C	C-1
APPENDIX D	D-1

REGEN BIOLOGICS, INC.
509 Commerce Street
1st Floor, East Wing
Franklin Lakes, New Jersey 07417

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 11, 2007

This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of ReGen Biologics, Inc. to be held on May 11, 2007 at 9:00 am Eastern time at the offices of our legal counsel, Pillsbury Winthrop Shaw Pittman LLP, located at 1540 Broadway, New York, New York 10036.

The matters proposed for consideration at the meeting are:

•	the election of Gerald E. Bisbee, Jr., Ph.D., Abhi Acharya, Ph.D., Alan W. Baldwin, Robert G. McNeil, Ph.D., J. Richard Steadman, M.D. and William R. Timken as directors for the next year;

•	an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a stock combination (reverse stock split) of the Company’s issued and outstanding common stock in a ratio of one-for-eight, one-for-ten, one-for-twelve or one-for-fourteen, if and as determined by the Company’s Board of Directors, at any time before November 11, 2007;

•	the approval of the proposal to amend our Employee Stock Option Plan;

•	the approval of the proposal to amend our Non-Employee Director Stock Option Plan;

the ratification of the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year; and

•	the transaction of such other business as may come before the meeting or any adjournment thereof.

Pursuant to the terms of a certain stockholders’ agreement among certain ReGen stockholders, the parties to the stockholders’ agreement have agreed to vote their shares in favor of the election of certain designated directors, as listed above, and in favor of a reverse stock split. As of the record date, March 30, 2007, the parties to the stockholders’ agreement currently control approximately 34.38% of the issued and outstanding voting capital stock of our company. The parties to the stockholders’ agreement are not bound to vote in any way on any other proposals.

This proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the enclosed proxy card are being mailed to stockholders on or about April 25, 2007. The enclosed proxy card is solicited by our Board and will be voted at the annual meeting and any adjournments thereof. Shares represented by a properly executed proxy card in the accompanying form will be voted at the annual meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder’s shares will be voted in accordance with the recommendations of the Board “FOR” each of the proposals presented in this proxy statement. Those recommendations are described later in this proxy statement.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (which we define below) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy card indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a “broker non-vote”) on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

The proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to our Corporate Secretary. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to our Corporate Secretary at our principal executive offices as follows: 509 Commerce Street, 1st Floor, East Wing, Franklin Lakes, New Jersey 07417, Attention: Corporate Secretary. If you attend the annual meeting in person, you may revoke your proxy by either giving notice of revocation to the inspectors of election at the annual meeting or by voting at the annual meeting in person. The only items of business that the Board intends to present or knows will be presented at the annual meeting are the items discussed in this proxy statement. The proxy confers discretionary authority upon the persons named in it, or their substitutes, to vote on any other items of business that may properly come before the meeting. All holders of record of our common stock and preferred stock at the close of business on March 30, 2007 will be eligible to vote at the annual meeting. As of March 30, 2007 we had 103,948,369 shares of common stock issued, 103,887,843 shares of common stock outstanding, and 2,483,116, 6,583,348, and 119,048 shares, respectively, of Series A, Series C and Series D preferred stock issued and outstanding, and 124,859,107 in aggregate voting securities issued and outstanding. The holders of our preferred stock have the right to vote together with the holders of our common stock on an as-converted basis. Each share of common stock and each share of preferred stock on an as converted basis is entitled to one vote.

ELECTION OF DIRECTORS

(PROPOSAL 1)

We will currently elect our six directors to serve for a term of one year or until their respective successors are duly elected and qualified. Directors are elected by the affirmative vote of the holders of a plurality of the shares of our stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions or broker non-votes will not be counted as votes for or against any nominee or director. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

The names, ages, principal occupations and other information concerning the director nominees, based upon information received from them, are set forth below.

Gerald E. Bisbee, Jr., Ph.D., 64, (President and Chief Executive Officer from 1989 to 1997 and from 2002 to present, Chairman of the Board from 1989 through 1997, and December 2000 to present, and director since 1989). Dr. Bisbee served as Chairman and CEO of RBio, Inc. from 1998 to 2002. Dr. Bisbee was chairman and CEO of APACHE Medical Systems, Inc., a company providing clinical trial and FDA advisory services to device and pharmaceutical companies, and an industry-leading information management system for high-cost, high-risk patients. In 1988, Dr. Bisbee became Chairman and CEO of Sequel Corporation, an orthopedic rehabilitation practice management and manufacturing company. Dr. Bisbee holds a Ph.D. from Yale University in chronic epidemiology with an emphasis in muscular-skeletal disease. His dissertation is part of the development of Diagnostic Related Groups, or DRGs. Dr. Bisbee is a co-author of the first national orthopedic study entitled, Musculoskeletal Disorders: Their Frequency of Occurrence and Their Impact on the Population of the U.S. He also holds an M.B.A. in finance and health care systems from University of Pennsylvania’s Wharton School. Dr. Bisbee is also a director of Cerner Corporation.

J. Richard Steadman, MD, 69, (Director since 2002), Dr. Steadman conducts an orthopedic surgery practice at the Steadman Hawkins Clinic in Vail, Colorado, and is globally recognized for his expertise in sports medicine, surgery and rehabilitation. Dr. Steadman has served as a director of RBio, Inc. from 1990 to 2002. Dr. Steadman has received numerous national and international awards including the Albert Trillat Award for Excellence in Knee Research from the International Society for the Knee, the H. Edward Cabaud Memorial Award for Knee Research from the American Orthopedic Society for Sports Medicine, and the highly prestigious GOTS-Beiersdorf (Germany) Prize. He is also a member of the U.S. Ski Hall of Fame. Dr. Steadman holds a BS in Biology (pre-med) from Texas A&M and an M.D. from the University of Texas, Southwestern Medical School. He completed his Orthopedic Surgery Residency at Charity Hospital (LSU) in New Orleans.

Robert G. McNeil, Ph.D., 63, (Director since 2002), Dr. McNeil is a general partner of Sanderling Ventures, a biomedical industry investment firm, and has over twenty-five years experience as an active investor and management participant in seed and early-stage biomedical companies. Dr. McNeil has served as a director of RBio, Inc. from 1990 to 2002. He founded Sanderling Ventures in 1979. Dr. McNeil was a seed-stage investor in Advanced Cardiovascular Systems, Inc. and Venitrex, Inc., two privately-held medical device companies. He was a founder, Chief Executive Officer and Chairman of CoCensys, the Chief Executive Officer and Chairman of Acea, and the Chairman of Peregrine Pharmaceuticals, a publicly-held company. Dr. McNeil earned his Ph.D. in the fields of molecular biology, biochemistry and genetics from the University of California, Irvine. Following his graduation, he pursued a long-time interest in investing by joining Shuman Agnew & Co., a San Francisco investment firm, where he worked as a portfolio manager and investment analyst. Dr. McNeil is Chairman of the Board of InfraReDx, Inc.

Alan W. Baldwin, 70, (Director since 2000, Chairman of Audit Committee since 2002), Mr. Baldwin is presently President and Chief Operating Officer of Argosy Chemical International, a supplier of composite materials, specialty chemicals, technology, equipment, and related services. Mr. Baldwin was previously president of Alcore, a division of the McGill Corporation. Prior to joining Alcore, Mr. Baldwin was the Chief Executive Officer of CopperGlass Optical Solutions, Inc.; and director of Wren Associates, Ltd. Mr. Baldwin is a graduate of the U.S. Military Academy at West Point, New York and received his Masters Degree in engineering and mathematics from the University of Alabama.

Abhi Acharya, Ph.D., 66, (Director since May 2003), Dr. Acharya served at the Office of Device Evaluation, Center for Devices and Radiological Health, FDA from 1977 to 1993 holding a variety of positions including Director, Division of Cardiovascular, Respiratory and Neurological Devices, and Chief of Surgical Devices Branch. Most recently, Dr. Acharya served as Senior Vice President, Regulatory Affairs, Quality, Clinical Research of EndoTex Interventional Systems, Vice President, Regulatory Affairs, Quality Assurance and Clinical Research of Target Therapeutics, Inc. and Senior Technical Advisor at Biometric Research Institute, Inc. Dr. Acharya has authored numerous publications, and he has received the FDA Award of Merit, the Commendable Service Award, and the Commissioner’s Special Citation. He earned his M.S. and Ph.D. in Biomedical Engineering from Northwestern University and a B.S. in Metallurgical Engineering from the Indian Institute of Technology. Dr. Archarya has been employed as a consultant since 1999, and presently serves on the board of directors of Neomend, Inc., Stereotaxis, Inc. and InfraReDx, Inc.

William R. Timken, 71, (Director since June 2004, Member of Audit Committee since June, 2004), Mr. Timken, a founding partner of Hambrecht & Quist, joined H&Q in 1968 and retired in 1999 as its Vice Chairman. During his forty-two year career as a securities industry executive, Mr. Timken was involved in bringing to market and capitalizing companies such as Genentech, Apple and Netscape. Mr. Timken has been an informal advisor to ReGen since 1992. Mr. Timken is a graduate of Colby College and has served on the Blair Academy Board of Trustees since 1981, where he was elected Chairman in 2001.

Election of ReGen Board of Directors

In the stockholders’ agreement discussed below, certain ReGen stockholders agreed to vote their shares in favor of specified directors. The parties to the agreement agreed to vote for a Board composed of:

•	the then-current chief executive officer of ReGen, who is currently Gerald E. Bisbee, Jr., Ph.D.;

•	two (2) designees of Sanderling Ventures one of whom is initially Dr. Robert G. McNeil and the other of whom is an individual deemed independent under the rules of the National Association of Securities Dealers or any national securities exchange where we may list our common stock; and

•	four (4) designees of a majority of the other three directors elected pursuant to the stockholders’ agreement (these four designees were initially, and are currently, Dr. Abhi Acharya, Alan W. Baldwin, Dr. Richard Steadman and William R. Timken).

If a stockholder who is entitled to appoint a director pursuant to the stockholders’ agreement fails to designate a representative to fill a directorship, a person may be elected to fill the position in accordance with our certificate of incorporation, bylaws and applicable Delaware law.

The stockholders’ agreement will terminate upon the earliest to occur (i) June 21, 2007, (ii) a change of control or (iii) the quotation of ReGen’s shares on a national securities exchange or the Nasdaq National Market.

Parties to the stockholders’ agreement may be considered a group acting with a common intent for purposes of federal securities laws and may be required to file with the Securities and Exchange Commission and keep updated a Form 13D report of their holdings of ReGen capital stock, regardless of whether the parties would otherwise be required to file such a report.

Director Independence

In accordance with the mandates of the Sarbanes-Oxley Act of 2002, the Board affirmatively determines the independence of each director and nominee for director. The Board makes independence determinations in accordance with Rule 4200(a)(15) of the NASD listing standards. Based on these standards, the Board determined in early 2006 that the following non-employee directors are independent: Mr. Baldwin, Mr. Timken and Dr. Acharya, and that the remaining directors are not independent.

Meetings and Committees Of The Board

During the 2006 fiscal year, there were eight meetings of the Board, four of which were telephonic meetings. Each incumbent director, except Dr. Steadman, attended at least 75% of the aggregate total number of the meetings of the Board during his tenure and the meetings of the Board committees on which he served during such tenure.

The Board has a standing Audit Committee. The Board does not have a separate compensation committee or nominating committee.

Audit Committee.  The Audit Committee, which met 13 times during the 2006 fiscal year, reviews the professional services provided by our independent registered public accounting firm, the independence of the independent registered public accounting firm from our management, annual financial statements and our system of internal accounting controls. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financials reporting practices and procedures as it may find appropriate or may be brought to its attention. In 2006, the members of the Audit Committee were Dr. Abhi Acharya, Mr. William Timken and Mr. Alan Baldwin (who serves as the Committee’s Chairman). As independence is currently defined in Rule 4200(a)(15) of the NASD listing standards, our Board of Directors has determined that Mr. Baldwin, Mr. Timken and Dr. Acharya are independent directors. In addition, each of Mr. Baldwin, Mr. Timken and Dr. Acharya meet the other requirements for audit committee members under the Securities Exchange Act of 1934, as amended. Pursuant to the mandates of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Mr. Baldwin, an independent director, qualifies as an “audit committee financial expert” as such term is defined in the Securities Exchange Act of 1934, as amended. The Audit Committee is governed by a charter, a copy of which is attached as Appendix D.

Board of Directors Acting as the Compensation Committee, and Compensation Committee Interlocks and Insider Participation. During the year ended December 31, 2006, our full Board of Directors acted as the compensation committee. Dr. Bisbee, who is a member of the Board of Directors, is also an executive officer of ReGen. Based on ReGen’s size, the size of our Board of Directors and the number of employees, the Board of Directors does not believe ReGen would derive any significant benefit from a separate compensation committee. The members of the Board of Directors are not all independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. ReGen does not have a compensation committee charter.

Board of Directors Acting as the Nominating Committee.  During the year ended December 31, 2006, our full Board of Directors acted as a nominating committee. Based on ReGen’s size, and the size of our Board of Directors, the Board of Directors does not believe ReGen would derive any significant benefit from a separate nominating committee. The members of the Board of Directors are not all independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. ReGen does not have a nominating committee charter.

Evaluation of Director Candidates

In evaluating and recommending director candidates, the Board takes into consideration such factors as it deems appropriate based on ReGen’s current needs. These factors may include diversity, age, skills such as understanding of the orthopedics industry and of general finance, relevant regulatory experience, decision-making ability, interpersonal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background, and other Board members’ experience and business background, as well as the candidate’s ability to devote the required time and effort to serve on the Board.

The Board will consider for nomination candidates recommended by stockholders if the stockholders comply with the following requirements. If a stockholder wishes to recommend a director candidate to the Board for consideration as a Board of Directors nominee, such stockholder must submit in writing to the Board: (i) the name and address of the stockholder submitting the proposal, as it appears on our stockholder records, and of the beneficial owner thereof, (ii) the number of each class of our shares of voting stock that are owned beneficially and of record by the stockholder and the beneficial owner, (iii) a description of all arrangements or understandings between the stockholder and the director nominee and any other person pursuant to which the nomination is to be made by the stockholder, and (iv) all information relating to the director nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a director nominee and to serving as a director if elected). This information must be delivered to our Chairman at ReGen’s address and must be received no later than the date prescribed in the most recent proxy statement under the heading “Deadline for Stockholder Proposals,” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), to be considered as a potential Board of Directors nominee at the Annual Meeting of Stockholders for that year. The Board may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by stockholders that comply with these requirements will receive the same consideration that the Board’s candidates receive. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his instructions, the inspector of elections shall disregard all votes cast for each such nominee. There have been no changes to this procedure since it was reported in our Proxy Statement for our 2006 Annual Meeting.

Stockholder Communications with the Board

ReGen Stockholders may communicate with the Board in writing addressed to:

Board of Directors
c/o Corporate Secretary
509 Commerce Street
1st Floor, East Wing
Franklin Lakes, New Jersey 07417

The Secretary will review each stockholder communication. The Secretary will forward to (i) the entire Board, (ii) the non-management members of the Board, if so addressed, or (iii) the members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility, each communication that (a) relates to ReGen’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content and (c) does not merely relate to a personal grievance against ReGen or a team member or further a personal interest not shared by other stockholders generally.

A copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission will be sent to any stockholder without charge upon written request addressed to:

Investor Relations
ReGen Biologics, Inc.
509 Commerce Street, 1st Floor, East Wing
Franklin Lakes, New Jersey 07417

We strongly encourage each of our directors to attend each Annual Meeting of Stockholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. Gerald E. Bisbee, Jr., Ph.D., our Chairman of the Board of Directors, Abhi Acharya, Ph.D., Alan W. Baldwin and William Timken attended the 2006 Annual Meeting of Stockholders.

Code of Ethics

The Board of Directors has adopted a code of ethics that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics establishes standards and guidelines to assist the directors, officers, and employees in complying with both ReGen’s corporate policies and with the law and is available on our website at www.regenbio.com. We will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics, including the name of the officer to whom the waiver was granted, on our website at www.regenbio.com.

Director Compensation

Directors are entitled to reimbursement of expenses for attending each meeting of the Board and each meeting of any committee. The directors elected not to receive cash compensation for the 2006 fiscal year.

Currently, our directors who are not also our employees are eligible to participate in our Non-Employee Director Stock Option Plan, as amended and restated effective April 1, 2004. The Chairman of the Board of Directors is responsible for administering the plan. Pursuant to the plan as currently in effect, the timing of grants and the number of underlying shares to be awarded are as determined by the Chairman. The exercise price of the options and the vesting schedule are specified by the Committee at the time of grant and set forth in each option agreement. Stock options granted under this plan have a term of ten years from the date of grant. We currently have reserved 2,495,000 shares of our common stock for issuance under this plan. The plan may be terminated by the Board at any time. Upon the occurrence of a change of control, as defined in the plan, all outstanding unvested options under the Non-Employee Director Stock Option Plan immediately vest.

Non-employee directors are also entitled to stock option grants under our Non-Employee Director Supplemental Stock Option Plan, which became effective as of January 1, 1999 and was amended and restated effective January 31, 2003. Pursuant to this plan, 500,000 shares of our common stock are issuable to individuals who are non-employee members of the Board on the date of the grant. We currently have reserved 425,000 shares of our common stock for issuance under this plan. The supplemental plan is administered by the Board of Directors. The exercise price of the options is to be at least the fair market value of our common stock on the date of grant. Stock options granted under the plan have a term and vest as set forth in each option agreement. The plan may be terminated by the Board at any time. Upon the occurrence of a change in control, all outstanding unvested options under the Non-Employee Director Supplemental Stock Option Plan immediately vest.

In January 2006, we granted stock options under our Non-Employee Director Stock Option Plan to all of our directors, as set forth in the following table.

DIRECTOR COMPENSATION TABLE (1)

	Fees Earned or	Option		All Other
	Paid in Cash	Awards		Compensation		Total
Name(1)	($)	($)(2)		($)		($)

J. Richard Steadman, MD	$—	$97,939	(2)	$9,314	(3)	$107,252
Robert G. McNeil, Ph.D.	$—	$85,423		$—		$85,423
Alan W. Baldwin	$—	$85,423		$—		$85,423
Abhi Acharya, Ph.D.	$—	$122,942		$—		$122,942
William R. Timken	$—	$146,457		$—		$146,457

(1)	Gerald E. Bisbee, Jr., Ph.D., our President and Chief Executive Officer, is not included in this table because Dr. Bisbee’s compensation for his service as a director is fully reflected in the Summary Compensation Table below.

(2)	The assumptions made in the valuation of the option awards reported in this column are discussed in Note 3 to our consolidated financial statements in our Annual Report on Form 10-k for the year ended December 31, 2006.

(3)	Other compensation includes royalties for sales related to the SharpShooter product.

Material Modifications to Equity Awards

Beginning in late August 2006, our management voluntarily initiated and conducted, and the Audit Committee of the Board of Directors oversaw, a review of our historical stock option granting and accounting practices. Based upon the results of the review, we determined that for certain grants made between July 2002 and March 2006, the measurement dates we used were incorrect. We identified eight groups of awards for which the individual grant documents were dated as of a different date than the date on which the terms and recipients of the respective awards were determined with finality. On December 29, 2006, we adjusted the exercise price of several outstanding option awards held by our officers and directors in order to reflect a change in the deemed grant date for accounting purposes, and the resulting difference in grant date market value. The following awards were adjusted:

OPTION REPRICING

	Original	Revised
	Exercise	Exercise	Applicable	Award
Holder	Price	Price	Option Plan	Amount

Abhi Acharya	$0.45	$0.98	Non-employee Director	450,000
	$0.84	$0.99	Non-employee Director	100,000
Alan Baldwin	$0.22	$0.47	Employee Plan	250,000
	$0.45	$0.98	Non-employee Director	200,000
	$0.84	$0.99	Non-employee Director	100,000
Robert McNeil	$0.22	$0.47	Employee Plan	250,000
	$0.45	$0.98	Non-employee Director	200,000
	$0.84	$0.99	Non-employee Director	100,000
Richard Steadman	$0.19	$0.23	Employee Plan	1,350,000
	$0.45	$0.98	Non-employee Director	200,000
	$0.84	$0.99	Non-employee Director	100,000
Bill Timken	$0.84	$0.99	Non-employee Director	100,000

EXECUTIVE OFFICERS

Gerald E. Bisbee, Jr., Ph.D., 64, Chairman, President and Chief Executive Officer. See description above.

John Dichiara, 53, Senior Vice President Clinical and Regulatory Affairs, has over fifteen years experience in the orthopedics industry. Before joining our Company in 1999, he was the Director of Clinical Affairs at Howmedica Osteonics, Inc. where he was responsible for the integration of the clinical departments of both companies after the acquisition by Stryker, Inc. Prior to that time, he worked for the Howmedica Division of Pfizer Medical Technology from 1984 to 1998 in a series of increasingly responsible positions in Research and Development and Regulatory Affairs. As Director of Regulatory Affairs and Public Policy he was responsible for worldwide regulatory approvals for Howmedica’s orthopedic, craniomaxillofacial and neurological products. He holds a B.A. in biological science from Columbia College.

William G. Rodkey, DVM, 60, Vice President of Scientific Affairs since February 1997. Since July 1991, he has served as Director of Basic Science Research and Educational Consultant at the Steadman Hawkins Sports Medicine Foundation and prior to that time was Chief of the Military Trauma Division for Letterman Army Institute of Research. Having conducted research regarding surgical care of trauma victims and authored numerous publications, he received the Albert Trillat Award for Excellence in Knee Research from the International Society for the Knee and twice the H. Edward Cabaud Memorial Award for Knee Research from the American Orthopedic Society of Sports Medicine. He holds a D.V.M. from Purdue University School of Veterinary Medicine and completed his surgery residency at the University of Florida. He is board certified as a Diplomat of the American College of Veterinary Surgeons. In 2005, Mr. Rodkey was appointed to the Scientific Committee of International Society of Arthroscopy, Knee Surgery and Orthopeadic Sports Medicine.

Brion D. Umidi, 44, Senior Vice President, Chief Financial Officer and Chief Accounting Officer, joined our Company in July 2002. Prior to joining our Company, Mr. Umidi was the founder and President of Umidi + Company, Inc., which provides professional accounting and financial management services to growing companies. Mr. Umidi acted as a contract CFO for us since 2000. Prior to starting Umidi + Company, Mr. Umidi was the CFO, Vice President of Finance and Administration, and Treasurer of APACHE Medical Systems, Inc. Mr. Umidi is a former commercial finance loan officer with the Mercantile Safe Deposit and Trust Company in Baltimore, Maryland and a former auditor with MNC Financial, Inc. in Baltimore. He received his Bachelor of Business Administration from Loyola College in Baltimore, where he majored in accounting and finance.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy and Objectives

We believe that our success in developing, manufacturing and marketing our innovative orthopedic products is highly dependent on our ability to attract, retain and motivate very qualified and high performing executive officers. Due to the competitive marketplace for executives with experience in our industry, our primary compensation objectives are retention of our existing executive officers and motivation of our executive officers to lead us in achieving our business objectives and building value for our stockholders. We seek to achieve these objectives through the following:

•	providing total compensation opportunities that are competitive with opportunities provided to executives of comparable companies at comparable levels of performance; and

•	ensuring that our executives’ total compensation levels vary based on both our short-term operating performance and growth in stockholder value over time.

We selectively provide limited protections through employment agreements with certain of our executive officers, in accordance with market standards for these executives’ positions.

Compensation Oversight

The Board of Directors is responsible for reviewing our executive compensation program and policies each year and determining the compensation of our executive officers. In addition, the Board of Directors serves as the administrator of the Company’s Employee Stock Option Plan, and the Chairman of the Board of Directors serves as the administrator of the Company’s Non-Employee Director Stock Option Plan. During fiscal year 2006, the Board met 3 times in person to determine matters related to compensation. While Dr. Bisbee, who is both our Chief Executive Officer and Chairman of our Board, attended all of these meetings, the Board met in executive session during those portions of meetings in which Dr. Bisbee’s salary increase, annual bonus and other compensation was discussed.

The Board annually reviews base salary levels and determines discretionary bonus amounts, usually in the December of each year, based on the Company’s and individual officers’ performance during that year. Dr. Bisbee, with input from our other executive officers, makes recommendations to the Board with regard to the salary and bonus levels for each officer. The Board takes these recommendations into account. Because the employment agreements of our Chief Executive Officer and Chief Financial Officer provide for automatic renewal, the Board also considers the terms of the employment agreements periodically to determine whether the terms of the employment agreements continue to further our goals.

Compensation Components

In order to achieve a balance between retention of our executive officers and long-term incentives, we structure our executive officers’ compensation to include base salary, annual cash bonuses and, as warranted, stock options awarded under our Employee Stock Option Plan. Because we are a development-stage company, and because we believe it is important that a significant portion of our executives’ compensation is dependent upon the price of our common stock in order to align our executives’ interests with those of our stockholders, we consider it desirable to compensate our executives significantly with stock option awards. However, since the price of our common stock is subject to many factors outside of the control of our Company and our executives, we believe it is also important that a portion of each executive’s incentive compensation be based on other operational measures of the Company’s and such executive’s performance, which we accomplish by means of discretionary annual cash bonuses.

In designing our compensation structure in years past, we have looked to public companies in the orthopedic industry and companies in other industries that are developing similar technology products to ours, in order to identify desirable components of compensation and ascertain the appropriate balance between these components. In 2006, the Board adjusted compensation based solely on the results and prospects of the Company, without regard to any compensation decisions made by companies in our industry or other companies whose compensation structure we have considered in the past.

Base Salary

Base salary is intended to provide our executive officers with a base level of compensation that is competitive with base salaries awarded by comparable companies. To set base salaries for each executive officer, the Board uses an evaluation process that considers the executive officer’s position, level, and scope of responsibility. In order to promote retention of our executive officers, base salaries are set at levels that the Board believes are competitive within the industry and, in the opinion of the Board, allow a significant portion of each executive’s total compensation to be “at risk” incentive pay in the form of awards of annual bonuses and stock options. In January 2007, upon consideration of these factors, the Board increased each executive officer’s base salary by five percent.

Annual Bonus Awards

We provide annual bonus awards based on each individual executive officer’s performance and achievements for the year as assessed by the Board, with input from the Chief Executive Officer. To date, bonuses have been determined at the discretion of the Board after the end of the fiscal year, due in large part to the fact that our executive officers respond to shifting regulatory, operating and financial challenges that are not easily determined twelve months in advance. In making bonus awards, the Board considers each executive officer’s individual achievements and contributions to the Company during the year, including achievements of the functional unit led by such executive, such as regulatory milestones and achievements, capital financings, and product development achievements. The Board typically establishes bonus payments as a percentage of the executive officer’s base compensation. On January 12, 2007, the Board determined that each executive officer would receive bonuses for 2006 in the amount of 25% of each executive officer’s respective 2006 base salary, with payment deferred until completion of a certain equity financing. On March 23, 2007, the Board approved payment of the bonuses previously established. These awards are reflected in the “Bonus” column of the Summary Compensation Table following this discussion.

Option Awards

Option awards are intended to provide our executive officers with a significant interest in the long-term performance of our common stock and in continued employment with the Company. The Board does not grant options as part of our executive officers’ annual compensation packages, but rather grants them from time to time as warranted.

We have elected to use option awards instead of restricted stock because we believe that options afford recipients greater control over their tax planning than do shares of restricted stock, while providing the same incentive to maximize value for stockholders. Our stock option awards generally vest ratably over a multi-year period based on continued employment, and expire ten years from the date of grant. The Board believes that such time-vesting option awards best combine our retention and interest alignment objectives.

The decision to issue stock options and the number of stock options that we grant to an executive is based upon several factors. First, we consider an executive’s recent achievements, such as a successful regulatory outcome or completion of an important financing, that merit compensation above his annual salary and bonus. Next, we look at the number of stock options presently outstanding to and exercisable by the executive, in order to ensure that, in our judgment, the executive has a sufficiently substantial financial interest in the accretion of value to stockholders. In connection with our review of the sufficiency of such executive’s outstanding options, we consider the dilutive effects of any capital transactions that have been consummated since the executive’s outstanding options were granted. In accordance with the terms of our Employee Stock Option Plan and our recently adopted stock option granting procedures, the option exercise price for all stock options is equal to the market price of our common stock on the date options are granted. Our stock option plan does not contain a reload feature, and while we generally do not reprice stock options, in December 2006 our directors and executive officers agreed to an increase in the exercise price of certain of their outstanding option awards in connection with our option dating restatement. All terms other than exercise price remained the same for the repriced options. We did not compensate our directors and executive officers for the increase in their option exercise prices.

In January 2007, we granted incentive stock options under our Employee Stock Option Plan to all of our executive officers, as set forth in the following table. These awards will be reflected in the Grants of Plan-Based Awards Table of our proxy statement for our 2008 annual meeting.

	Shares
	Underlying	Exercise
Officer	Options	Price	Vesting	Expiration

Gerald E. Bisbee, Jr., Ph.D. Chairman and CEO	1,201,925	$0.46	Ratably over 4 years	10 Years, unless earlier terminated
Brion D. Umidi SVP and Chief Financial Officer	315,090	$0.46	Ratably over 4 years	10 Years, unless earlier terminated
John Dichiara SVP Clinical, Regulatory and Quality	284,157	$0.46	Ratably over 4 years	10 Years, unless earlier terminated
William G. Rodkey, DVM, VP Scientific Affairs	225,720	$0.46	Ratably over 4 years	10 Years, unless earlier terminated

Retirement Plans

To date, we have not provided retirement benefits apart from the long-term component of compensation discussed above. We may, although we have not done so historically, provide Company-funded benefits under our 401(k) Retirement and Savings Plan. We previously sponsored a defined benefit pension plan covering former employees of a former subsidiary. This pension plan was frozen and closed to new participants in October of 1997. In December 2004, we elected to terminate the pension plan, effective March 31, 2005, and the assets of this plan were fully distributed in December 2006.

Perquisites

Our executive officers are eligible to participate in the employee benefit and welfare plans that the Company maintains on similar terms as associates who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under such plans. Due to the limited value of any perquisites provided to our executive officers, we do not consider them to be a principal component of our executive officers’ compensation.

Employment Agreements

We have entered into employment agreements with our Chief Executive Officer and our Chief Financial Officer. These agreements provide for automatic renewal unless notice is provided to the contrary. A description of the terms of these agreements, including post-employment payments and triggers, is included in the section entitled “Potential Payments Upon Termination or Change in Control.” While we have not entered into employment agreements with our other executive officers, we may choose to do so in the future, and may enter into employment agreements with any executive officers that we may hire in the future. We believe that the protections provided to our executive officers in their employment agreements, particularly the post-employment payments, help us achieve our goal of retaining our executive officers and are customary industry practice.

Accounting and Tax Considerations

We select and implement our various elements of compensation for their ability to help us achieve our performance and retention goals and not based on any unique or preferential financial accounting treatment. In this regard, Section 162(m) of the Internal Revenue Code generally sets a limit of $1.0 million on the amount of annual compensation (other than certain enumerated categories of performance-based compensation) that we may deduct for federal income tax purposes. While we have not adopted a policy requiring that all compensation be deductible, we consider the consequences of Section 162(m) in designing our compensation practices.

Stock Ownership Guidelines

Although we have not adopted any stock ownership guidelines, we believe that our compensation of executive officers and directors, which includes the use of stock options, results in a significant alignment of interest between these individuals and our stockholders.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Our Board of Directors, acting in its role as the Compensation Committee, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended, with management and, based on such review and discussions, determined that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-k for the year ended December 31, 2006.

The Board of Directors

/s/  Abhi Acharya, Ph.D.
Abhi Acharya, Ph.D.

/s/  Alan W. Baldwin
Alan W. Baldwin

/s/  Gerald E. Bisbee, Jr., Ph.D.
Gerald E. Bisbee, Jr., Ph.D.

/s/  Robert G. McNeil, Ph.D.
Robert G. McNeil, Ph.D.

/s/  Richard Steadman, M.D.
Richard Steadman, M.D.

/s/  William R. Timken
William R. Timken

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2006, 2005 and 2004.

SUMMARY COMPENSATION TABLE

					Non-Equity
				Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)(1)	($)	($)	($)

Gerald E. Bisbee, Jr., Ph.D.	2006	$318,196	$79,549	$272,178	$—	$—	$669,923
Chairman and Chief	2005	$304,494	$76,123	$267,947	$—	$—	$648,564
Executive Officer	2004	$283,250	$100,000	$268,890	$—	$—	$652,140

John Dichiara	2006	$193,089	$48,272	$53,420	$—	$—	$294,781
SVP, Clinical,	2005	$186,559	$—	$55,173	$—	$—	$241,729
Regulatory and	2004	$180,250	$—	$55,349	$—	$—	$235,599
Quality Assurance
William Rodkey, D.V.M.	2006	$175,891	$43,973	$45,530	$—	$—	$265,394
VP, Scientific	2005	$168,317	$28,979	$47,593	$—	$—	$244,889
Affairs	2004	$162,625	$—	$47,757	$—	$—	$210,382

Brion Umidi	2006	$202,488	$50,622	$60,442	$—	$—	$313,552
SVP, Chief	2005	$193,769	$48,442	$62,780	$—	$—	$304,991
Financial Officer	2004	$180,250	$45,063	$62,985	$—	$—	$288,298

(1)	The assumptions made in the valuation of the option awards reported in this column are discussed in Note 3 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

Employment Agreements

Of the executive officers listed in the Summary Compensation Table above, Dr. Bisbee and Mr. Umidi are each party to respective employment agreements with ReGen. Each executive’s employment agreement provides for consecutive one year terms of employment that automatically renew. In Dr. Bisbee’s case, either ReGen or Dr. Bisbee may terminate the agreement by providing the other party with 90 days’ written notice. Each of the employment agreements provide for base salary, adjusted annually, and various health and welfare benefits. Dr. Bisbee’s employment agreement provides that Dr. Bisbee is eligible to receive a bonus representing up to 25 percent of his base salary based on achievement of annual performance objectives. Each executive may be terminated by us at any time for cause and is entitled to certain benefits if the executive is terminated without cause, resigns as a result of a material change in responsibilities (and in Mr. Umidi’s case, as a result of Dr. Bisbee’s departure), is terminated as a result of a change of control of ReGen or is terminated as a result of disability. These severance benefits are discussed in greater detail in the section below entitled “Potential Payments upon Termination or Change of Control.”

Components of Compensation

Our Board of Directors annually determines the balance between the different components of compensation, which consist mainly of salary, cash bonus and option awards. We may provide, but have not historically provided, Company-funded benefits under our 401(k) Retirement and Savings Plan. Perquisites provided to our executive officers are generally of limited value. The allocation among the components of compensation is intended to balance the goal of retention of our executive officers with a desire to have a significant portion of compensation variable and at risk for each executive’s performance and the performance of ReGen generally.

2006 Equity Award Grants

During the 2006 fiscal year, we made option awards to certain executive officers, with each award vesting pro rata over a four year period. While we have not historically paid dividends, any dividends on shares underlying option awards will not begin to accrue until the option is exercised, at which time dividends will accrue in the same manner as other outstanding common stock.

The board made additional option awards to each executive officer on January 11, 2007 to recognize his 2006 fiscal year performance, each of which vests pro rata over a four year period, beginning on the date of grant.

GRANTS OF PLAN-BASED AWARDS DURING 2006

Grant
									All Other		Date
									Option		Fair
									Awards:		Value
			Estimated Future Payouts			Estimated Future Payouts			Number of	Exercise of	of Stock
			Under Non-Equity Incentive			Under Equity Incentive Plan			Securities	Base Price	and
		Board	Plan Awards			Awards			Underlying	of Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Share)	($)

Gerald E. Bisbee, Jr., Ph.D.	03/10/06	01/11/06	$—	$—	$—	—	—	—	100,000 (1)	$0.99	$75,410
John Dichiara	—	—	$—	$—	$—	—	—	—	—	$—	$—
William Rodkey, D.V.M	12/8/06	12/8/06	$—	$—	$—	—	—	—	50,000 (2)	$0.48	$17,451
Brion Umidi	—	—	$—	$—	$—	—	—	—	—	$—	$—

(1)	The award vests pro rata over a four year period beginning on January 1, 2006.

(2)	The award vests pro rata over a four year period beginning on the date of grant.

Material Modifications to Equity Awards

Beginning in August 2006, our management voluntarily initiated and conducted, and the Audit Committee of the Board of Directors oversaw, a review of our historical stock option granting and accounting practices. Based upon the results of the review, we determined that for certain grants made between July 2002 and March 2006, the measurement dates we used were incorrect. We identified eight groups of awards for which the individual grant documents were dated as of a different date than the date on which the terms and recipients of the respective awards were determined with finality. On December 29, 2006, we adjusted the exercise price of several outstanding option awards held by our officers and directors in order to reflect a change in the deemed grant date for accounting purposes, and the resulting difference in grant date market value. The following awards were adjusted:

OPTION REPRICING

	Original	Revised	Applicable
	Exercise	Exercise	Option	Award
Holder	Price	Price	Plan	Amount

Gerald Bisbee, Jr. Ph.D.	$0.19	$0.23	Employee Plan	1,250,000
	$0.45	$0.98	Employee Plan	1,020,662
	$0.84	$0.99	Employee Plan	100,000
John Dichiara	$0.19	$0.23	Employee Plan	150,000
	$0.45	$0.98	Employee Plan	230,515
Bill Rodkey, D.V.M.	$0.19	$0.23	Employee Plan	200,000
	$0.45	$0.98	Employee Plan	185,465
Brion Umidi	$0.19	$0.23	Employee Plan	200,000
	$0.45	$0.98	Employee Plan	256,739

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards
			Equity Incentive
	Number		Plan Awards:
	of	Number of	Number
	Securities	Securities	of Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Gerald E. Bisbee, Jr., Ph.D.	2,500	—	—	$1.44	01/02/2008	(1)
	1,848,593	—	—	$0.53	09/11/2008	(1)
	2,500	—	—	$0.59	01/04/2009	(1)
	16,700	—	—	$1.25	01/26/2009	(1)
	525,542	—	—	$0.53	05/14/2009	(1)
	8,700	—	—	$1.50	01/01/2010	(1)
	2,500	—	—	$1.52	01/03/2010	(1)
	1,000,000	—	250,000	$0.23	07/19/2012	(2)
	829,594	191,068	—	$0.98	10/01/2013	(3)
	24,983	75,017	—	$0.99	01/11/2016	(4)
John Dichiara	164,970	—	—	$0.53	09/10/2009	(1)
	27,495	—	—	$0.53	05/11/2010	(1)
	164,970	—	—	$0.53	09/22/2010	(1)
	27,495	—	—	$0.53	01/01/2011	(1)
	164,970	—	—	$0.53	06/29/2011	(1)
	206,213	—	—	$0.13	06/21/2012	(1)
	120,000	—	30,000	$0.23	07/19/2012	(2)
	187,362	43,153	—	$0.98	10/01/2013	(3)
William Rodkey, D.V.M	109,980	—	—	$0.53	01/20/2007	(1)
	274,950	—	—	$0.53	09/12/2010	(1)
	82,485	—	—	$0.13	06/21/2012	(1)
	160,000	—	40,000	$0.23	07/19/2012	(2)
	150,746	34,718	—	$0.98	10/01/2013	(3)
	821	49,179	—	$0.48	12/08/2016	(5)
Brion Umidi	27,495	—	—	$0.53	09/12/2010	(1)
	75,000	—	—	$0.16	03/07/2011	(1)
	82,485	—	—	$0.53	09/06/2011	(1)
	618,638	—	—	$0.13	06/21/2012	(1)
	160,000	—	40,000	$0.23	07/19/2012	(2)
	208,677	48,062	—	$0.98	10/01/2013	(3)

(1)	These awards are fully vested.

(2)	Within each of these awards, 50% of the options vest pro rata in the four years beginning 07/19/2002, and 50% vest based on performance. Partial performance was not met; remaining options will fully vest on 07/19/2007.

(3)	Within each of these awards, 50% of the options vest pro rata in the four years beginning 01/01/2003, and 50% vest pro rata in the four years beginning 07/01/2004.

(4)	This award vests pro rata over a four year period beginning on January 1, 2006.

(5)	This award vests pro rata over a four year period beginning on the date of grant.

There were no exercises of stock options by executive officers in 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Dr. Bisbee and Mr. Umidi are each party to respective employment agreements with ReGen, as described above in the section entitled “Employment Agreements.” If Dr. Bisbee or Mr. Umidi is terminated without cause, resigns as a result of a material change in responsibilities, is involuntarily terminated due to a change in control or is terminated as a result of disability, he is entitled to severance pay, which is estimated in the table below. All estimates are based on an assumed termination or resignation date of December 31, 2006. The actual payments due on terminations or resignations occurring on different dates could materially differ from the estimates in the table.

Termination without “cause” means termination for any reason other than the executive’s: (i) commission of an act of fraud, dishonesty, or moral turpitude, or an act which, if proven in a court of law, would constitute a violation of a criminal code or other law, in each case having an adverse effect on ReGen; (ii) divulging the ReGen’s confidential information in a manner that has an adverse effect on ReGen or (iii) material breach of any material duty or obligation imposed upon the executive by us.

In Dr. Bisbee’s case, resignation following a material change in responsibilities or termination for disability is treated as termination without cause. In Mr. Umidi’s case, resignation following a material change in responsibilities, termination for disability or resignation following Dr. Bisbee’s departure from ReGen is treated as termination without cause. Following a change in control, Dr. Bisbee and Mr. Umidi are entitled to the benefits each would receive upon termination without cause, except that each may elect to receive his severance payment in a lump sum instead of in the form of salary continuation.

A “change in control” as used in each employment agreement means:

•	the purchase or other acquisition by any person, entity or syndicate group of persons and/or entities within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 40 percent or more of either the outstanding shares of common stock or the combined voting power of ReGen’s then outstanding voting securities entitled to vote generally;

•	the approval by the stockholders of ReGen of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of ReGen immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated ReGen’s then outstanding securities;

•	a liquidation or dissolution of ReGen; or

•	the sale of all or substantially all of ReGen’s assets.

ESTIMATED PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL ON DECEMBER 31, 2006

		Severance		Early Vesting of
Name	Trigger Event	Amount		Stock Options		Other(5)	Total

Gerald E. Bisbee, Jr., Ph.D.	- Termination without Cause	$318,196	(1)	$67,500	(3)	$30,096	$388,204
	- Disability
	- Material Change in Responsibilities
	Change in Control	$318,196	(1)	$67,500	(3)	$30,096	$388,204
William Rodkey, D.V.M.	-	$—		$—		$—	$—
John Dichiara	-	$—		$—		$—	$—
Brion Umidi	- Termination without Cause	$101,244	(2)		$(4)	$8,451	$102,653
	- Material Change in Responsibilities
	- Departure of Dr. Bisbee
	Change in Control (salary continuation)	$101,244	(2)	$10,800	(4)	$8,451	$102,653
	Change in Control (lump sum)	$67,496	(2)	$10,800	(4)	$8,451	$68,905

(1)	The severance payment for Dr. Bisbee upon termination without cause, resignation following a material change in responsibilities, and termination due to disability consists of 12 months of salary continuation with payments made on our established payroll dates. If Dr. Bisbee’s termination is due to a change in control, he may elect to receive a lump sum payment of 12 months salary instead of salary continuation.

(2)	The severance payment for Mr. Umidi upon termination without cause, resignation following a material change in responsibilities or following Dr. Bisbee’s departure, and termination due to disability consists of six months of salary continuation with payments made on our established payroll dates. If Mr. Umidi’s termination is due to a change in control, he may elect to receive a lump sum payment of four months salary instead of salary continuation.

(3)	Upon termination without cause, resignation following a material change in responsibilities and termination due to change in control or disability, any of Dr. Bisbee’s unvested options that would have vested within 12 months of the executive’s date of termination vest immediately, and may be exercised within 12 months after the date of termination. The value of the executive officer’s unvested options that would become vested as of December 31, 2007 is measured based on the closing trading price of our common stock of $0.50 on December 29, 2006.

(4)	Upon termination without cause, resignation following a material change in responsibilities or following the departure of Dr. Bisbee, and termination due to change in control or disability, any of Mr. Umidi’s unvested options that would have vested within six months of the executive’s date of termination vest immediately, and may be exercised in accordance with their terms, except that a 12-month extension of the exercise period will apply. The value of the executive officer’s unvested options that would become vested as of June 30, 2007 is measured based on the closing trading price of our common stock of $0.50 on December 29, 2006.

(5)	Under each executive’s employment agreement, the executive is entitled to have us pay, or reimburse him for, the continuation of his Company-paid health benefits for 12 months in Dr. Bisbee’s case, and six months in Mr. Umidi’s case, in the event of termination without cause, resignation following material change in responsibilities (and in Mr. Umidi’s case, resignation following the departure of Dr. Bisbee), and termination due to change in control or disability.

EQUITY COMPENSATION PLANS

The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding securities as of December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION(1)

	Number of		Number of Securities
	Securities to Be		Remaining Available for
	Issued Upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
Plan Category	and Rights	and Rights	Column (A))

Equity compensation plans approved by security holders	15,565,428	$0.54	3,178,280
Equity compensation plans not approved by security holders(2)	31,011,186	$0.50	—
Total	46,576,614	$0.51	3,178,280

(1)	As of December 31, 2006.

(2)	Reflects warrants and non-plan options issued or assumed by ReGen.

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock and preferred stock as of March 30, 2007 by:

•	each person we know to beneficially own more than 5% of our voting stock,

•	each director and nominee for director,

•	each of our executive officers named in the Summary Compensation Table under “Executive Compensation,” and

•	all of our directors, nominees for directors and executive officers as a group.

The number of shares of common stock outstanding on March 30, 2007 was 103,887,843 shares. The combined number of shares of Series A, Series C and Series D preferred stock outstanding on March 30, 2007 was 9,185,512 shares. The aggregate voting securities issued and outstanding as of March 30, 2007 was 124,859,107. Except as noted, all information with respect to beneficial ownership has been furnished by the respective director, executive officer or beneficial owner of more than 5% of our voting stock, or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the voting stock has been determined for this purpose in accordance with the Securities Exchange Act of 1934, as amended, which provides, among other things, that a person is deemed to be the beneficial owner of the voting stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the voting stock. Unless otherwise indicated below, the address of those identified in the table is ReGen Biologics, Inc., 509 Commerce Street, 1st Floor, East Wing, Franklin Lakes, NJ 07417.

		Percentage of
	Number of Shares	Shares Beneficially
Name and Address of Beneficial Owner	Beneficially Owned	Owned

Robert G. McNeil, Ph.D.(1)	40,474,677	30.27%
Sanderling Ventures(2)(15)	39,426,510	30.27%
Gagnon(3)	8,848,953	7.02%
Iridian Asset Management LLC(4)	6,596,369	5.22%
Gerald E. Bisbee, Jr., Ph.D.(5)	5,423,753	4.35%
J. Richard Steadman M.D.(6)(15)	4,358,391	3.44%
William R. Timken(7)	1,566,165	1.25%
Brion D. Umidi(8)	1,241,079	0.98%
John Dichiara(9)	1,115,070	*
William Rodkey D.V.M.(10)	742,819	*
Alan W. Baldwin(11)	621,088	*
Abhi Acharya, Ph.D.(12)	518,988	*
All Directors and Executive Officers as a Group (ten persons)(13)	56,062,030	39.47%
Stockholder’s Agreement Group(14)	43,784,901	33.14%

*	Represents less than 1% of our voting stock

(1)	Includes 779,688 shares of our common stock issuable upon the exercise of vested options and 28,745 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 30, 2007. Includes 239,734 shares of common stock. Also includes 39,426,510 shares of common stock beneficially owned by Sanderling Ventures. Dr. McNeil is a general partner of Sanderling Ventures and disclaims any beneficial ownership of the shares of Sanderling Ventures except to the extent of his pecuniary interest in Sanderling Ventures arising from his role as a general partner. The address of Dr. McNeil is c/o Sanderling Ventures, 400 South El Camino Real, Suite 1200, San Mateo, CA 94402.

(2)	Includes 5,370,525 shares of common stock issuable upon exercise of vested warrants. Includes 5,021,199 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis. Also includes 71,429 shares of our preferred stock, which is mandatorily convertible into 100 shares of our common stock for each share of preferred stock, upon either (a) amendment of our certificate of incorporation to increase the number of authorized shares of common stock sufficient to effect the conversion or (b) the effectiveness of a reverse stock split of our common stock such that there are a sufficient number of common shares available to effect the conversion. Sanderling Ventures’ stock ownership is divided among thirteen related entities: Sanderling Venture Partners IV Co — Investment Fund, L.P., Sanderling IV Biomedical Co — Investment Fund, L.P.; Sanderling Venture Partners V Co — Investment Fund, L.P.; Sanderling V Limited Partnership; Sanderling V Beteiligungs GmbH and Co. KG; Sanderling Venture Partners II, L.P.; Sanderling Ventures Limited, L.P.; Sanderling V Biomedical Co-Investment Fund, L.P.; Sanderling V Ventures Management; Sanderling Venture Partners VI Co-Investment LP; and Sanderling Ventures Management VI; Sanderling VI Beteiligungs GmbH and Co. KG; Sanderling Venture Partners VI Co-Investment, L.P.; and Sanderling VI Limited Partnership. All of these entities are limited partnerships except for Sanderling V Venture Management. Every general partner of the limited partnerships, including Dr. McNeil, would be deemed a beneficial owner of these shares under the securities laws. Dr. McNeil is also a beneficial owner of Sanderling Ventures Management V. Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger share voting and investment control of the shares held by the Sanderling entities. The address of Sanderling Ventures is 400 South El Camino Real, Suite 1200, San Mateo, CA 94402.

(3)	Neil Gagnon beneficially owned 7,650,717 shares of our common stock which amount includes (i) 1,882,415 shares beneficially owned by Mr. Gagnon over which he has sole voting power and sole dispositive power; (ii) 39,140 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; (iii) 1,063,215 shares beneficially owned by Lois Gagnon, Mr. Gagnon’s wife, over which he has shared voting power and shared dispositive power; (iv) 377,308 shares held by the Lois E. and Neil E. Gagnon Foundation, of which Mr. Gagnon is a trustee and over which he has shared voting power and shared dispositive power; (v) 325,397 shares held by the Gagnon Family Limited Partnership of which Mr. Gagnon is a partner and over which he has shared voting power and shared dispositive power; (vi) 276,007 shares held by the Gagnon Grandchildren Trust over which Mr. Gagnon has shared dispositive power but no voting power; (vii) 2,262,445 shares held by four hedge funds, of which Mr. Gagnon is either the principal executive officer of the manager or the managing member of a member of the general partner or the managing member and over which he has sole dispositive power and sole voting power; (viii) 23,500 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust of which Mr. Gagnon is a Trustee and over which Mr. Gagnon has sole dispositive power and sole voting power; (ix) 2,415 shares held by the Plan over which Mr. Gagnon has shared dispositive power and sole voting power; and (x) 1,398,875 shares held for certain customers of Gagnon Securities LLC, of which Mr. Gagnon is the managing member and the principal owner and over which he has shared dispositive power but no voting power.

(4)	Iridian Asset Management LLC has direct beneficial ownership of the shares of our common stock in the accounts for which it serves as the investment adviser under its investment management agreements, and thus has the shared power to vote or direct the vote, and the shared power to dispose or direct the disposition, of 5,125,781 shares of our common stock, and the shared power to dispose or direct the disposition of a warrant which is currently exercisable to purchase an additional 1,470,588 shares of our common stock. BIAM (US) Inc., as the controlling member of Iridian, may be deemed to possess beneficial ownership of the shares of common stock beneficially owned by Iridian. BancIreland, as the sole shareholder of BIAM (US) Inc. may be deemed to possess beneficial ownership of the shares of common stock beneficially owned by BIAM (US) Inc. Holdings, as the sole shareholder of BancIreland, may be deemed to possess beneficial ownership of the shares of common stock beneficially owned by BancIreland. Bank of Ireland, as the sole shareholder of Holdings, may be deemed to possess beneficial ownership of the shares of common stock beneficially owned by Holdings. The address of Iridian Asset Management LLC is 276 Post Road West, Westport, CT 06880-4704. The address of BIAM (US) Inc. and BancIreland is Liberty Park #15, 282 Route 101, Amherst, NH 03110. The address of Bank of Ireland and Holdings is Head Office, Lower Baggot Street, Dublin 2, Ireland.

(5)	Includes 4,362,959 shares of our common stock issuable upon the exercise of vested options, 74,426 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 30, 2007; and 34,976 shares of our common stock issuable upon the exercise of vested warrants. Also includes 951,392 shares of common stock.

(6)	Includes 1,814,044 shares of our common stock issuable upon the exercise of vested options; 28,745 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 30, 2007; and 55,206 shares of our common stock issuable upon the exercise of vested warrants. Includes 111,582 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis. Also includes 2,348,814 shares of common stock.

(7)	Includes 368,139 shares of our common stock issuable upon the exercise of vested options; 39,013 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 30, 2007; and 95,787 shares of our common stock issuable upon the exercise of vested warrants. Includes 223,164 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis, held through Timken Living Trust. Also includes 840,062 shares of common stock.

(8)	Includes 1,196,937 shares of our common stock issuable upon the exercise of vested options; 18,212 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 30, 2007; and 4,471 shares of our common stock issuable upon the exercise of vested warrants. Also includes 21,459 shares of common stock. Mr. Umidi has the sole power to vote or direct the vote of and dispose or direct the disposition of 1,184,584 of the shares. Mr. Umidi has shared power with Greta Umidi to vote or direct the vote of and dispose or direct the disposition of 12,353 of the shares.

(9)	Includes 1,085,668 shares of our common stock issuable upon the exercise of vested options; 16,402 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 30, 2007;and 3,000 shares of our common stock issuable upon the exercise of vested warrants. Also includes 10,000 shares of common stock.

(10)	Includes 689,748 shares of our common stock issuable upon the exercise of vested options; 15,132 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 30, 2007; 5,379 shares of our common stock issuable upon the exercise of vested warrants; and 5,298 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis. Also includes 27,262 shares of common stock.

(11)	Includes 557,243 shares of our common stock issuable upon the exercise of vested options; 28,745 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 30, 2007; and 8,100 shares of our common stock issuable upon the exercise of vested warrants. Also includes 27,000 shares of common stock.

(12)	Includes 466,976 shares of our common stock issuable upon the exercise of vested options; 39,012 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 30, 2007; and 3,000 shares of our common stock issuable upon the exercise of vested warrants. Also includes 10,000 shares of common stock.

(13)	Includes 808,433 shares of our common stock, which Dr. McNeil may acquire pursuant to options which are exercisable within 60 days of March 30, 2007, 4,437,385 shares of our common stock, which Dr. Bisbee may acquire pursuant to options which are exercisable within 60 days of March 30, 2007, 1,842,789 shares of our common stock, which Dr. Steadman may acquire pursuant to options which are exercisable within 60 days of March 30, 2007, 585,988 shares of our common stock, which Mr. Baldwin may acquire pursuant to options which are exercisable within 60 days of March 30, 2007, 407,152 shares of our common stock, which Mr. Timken may acquire pursuant to options which are exercisable within 60 days of March 30, 2007, 505,988 shares of our common stock, which Dr. Acharya may acquire pursuant to options which are exercisable within 60 days of March 30, 2007, 1,215,149 shares of our common stock, which Mr. Umidi may acquire pursuant to options which are exercisable within 60 days of March 30, 2007, 1,102,070 shares of our common stock, which Mr. Dichiara may acquire pursuant to options which are exercisable within 60 days of March 30, 2007, and 704,880 shares of our common stock, which Dr. Rodkey may acquire pursuant to options which are exercisable within 60 days of March 30, 2007. Includes 5,370,525 shares of our common stock issuable upon the exercise of vested warrants for Sanderling Ventures, of which Dr. McNeil is a general partner, 34,976 shares of our common stock issuable upon the exercise of vested warrants for Dr. Bisbee, 55,206 shares of our common stock issuable upon the exercise of vested warrants for Dr. Steadman, 95,787 shares of our common stock issuable upon the exercise of vested warrants for Mr. Timken, 5,379 shares of our common stock issuable upon the exercise of vested warrants for Dr. Rodkey; 3,000 shares of our common stock issuable upon the exercise of vested warrants for Dr. Acharya; 3,000 shares of our common stock issuable upon the exercise of vested warrants for Mr. Dichiara; and 4,471 shares of our common stock issuable upon the exercise of vested warrants for Mr. Umidi. Includes 5,021,199 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis and 71,429 shares of our preferred stock, which is mandatorily convertible into 100 shares of our common stock for each share of preferred stock, upon either (a) amendment of our certificate of incorporation to increase the number of authorized shares of common stock sufficient to effect the conversion or (b) the effectiveness of a reverse stock split of our common stock such that there are a sufficient number of common shares available to effect the conversion., for Sanderling Ventures, of which Dr. McNeil is a general partner; 111,582 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis, for Dr. Steadman; 223,164 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis, for Mr. Timken, which are held through Timken Living Trust; and 5,298 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis, for Dr. Rodkey.

(14)	As a result of the Amended and Restated Stockholders’ Agreement, dated September 21, 2005, by and between Dr. Richard Steadman, M.D., Sanderling Venture Partners IV Co-Investment Fund, L.P., Sanderling IV Biomedical Co-Investment Fund, L.P., Sanderling IV Venture Management, Sanderling Venture Partners V Co-Investment Fund, L.P., Sanderling V Biomedical Co-Investment Fund, L.P., Sanderling V Limited Partnership, Sanderling V Beteiligungs GmbH & Co. KG, Sanderling V Ventures Management, Sanderling Venture Partners II. L.P., and Sanderling Ventures Limited, L.P., the parties to the Stockholders’ Agreement, may be deemed to be acting as a group with regard to our common stock that is beneficially owned by each of them. The aggregate amount beneficially owned by the parties to the Amended and Restated Stockholders’ Agreement is 43,784,901, or 33.14%, of the issued and outstanding capital stock of ReGen. Each of the parties to the Amended and Restated Stockholders’ Agreement disclaims beneficial ownership of the shares beneficially owned by the others.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by ReGen under the Securities Act or the Exchange Act.

In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of ReGen’s financial reporting processes.

Review and Discussions with Management.  The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2006 with our management.

Review and Discussion with Independent Public Accountants.  The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of ReGen’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from our management and our company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Conclusion.  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 that we filed with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder approval, the selection of our independent registered public accounting firm.

Audit Committee of the Board of Directors

/s/  Abhi Acharya, Ph.D.
Abhi Acharya, Ph.D.

/s/  Alan W. Baldwin
Alan W. Baldwin

/s/  William R. Timken
William R. Timken

REGEN STOCKHOLDERS’ AGREEMENT

Several ReGen stockholders entered into a stockholders’ agreement in connection with the merger of Aros Corporation and ReGen Biologics, Inc. Pursuant to the terms of the stockholders’ agreement, as amended and restated, these stockholders agreed to vote their shares in favor of the election of certain designated directors at our upcoming annual meeting. The parties to the stockholders’ agreement currently control approximately 33.14% of the issued and outstanding voting capital stock of our company.

The following summary of the stockholders’ agreement outlines its substantive provisions.

Voting.  The parties to the stockholders’ agreement agreed to vote their shares in favor of certain proposals that will govern the post-merger management of our Company. The stockholders’ agreement requires the parties to vote their shares at a special or annual meeting of the stockholders or to execute a proxy to ensure that their shares are voted at such a meeting in the specified manner.

Members of the Board.  The parties to the stockholders’ agreement agreed to vote such that ReGen maintains seven members of the Board of Directors. The seven directors are to be elected as follows:

•	The then-current Chief Executive Officer of ReGen, who is currently Gerald E. Bisbee, Jr., Ph.D.;

•	Two (2) designees of Sanderling Ventures, who are initially Dr. Robert G. McNeil and an individual deemed independent under the rules of the National Association of Securities Dealers or any national securities exchange where we may list our common stock; and

•	Four (4) designees of a majority of the foregoing members of the Board of ReGen, who are currently Dr. Abhi Acharya, Alan W. Baldwin, Dr. Richard Steadman and William R. Timken.

The stockholders’ agreement allows the removal of a director upon the request of the party who designated the director. If a director is removed in such a manner, resigns from our Board or otherwise ceases to be a director, the party who designated that director shall have the right to designate a new individual to serve as a director.

If a stockholder who is entitled to appoint a director pursuant to the stockholders’ agreement fails to designate a representative to fill a directorship, a person may be elected to fill the position in accordance with our certificate of incorporation, bylaws and applicable Delaware law.

Reverse Stock Split.  The parties to the stockholders’ agreement agreed to vote in favor of a reverse stock split at any meeting of the stockholders of ReGen called in accordance with ReGen’s certificate of incorporation and bylaws and applicable law.

Legend.  The stock certificates that represent the shares held by the parties to the stockholders’ agreement will bear a legend on the certificates stating that the ability to vote the shares is subject to the restrictions outlined in the stockholders’ agreement.

Transfer of Shares.  If any parties to the stockholders’ agreement transfer any of their ReGen shares, the party who receives the shares will be bound by all the terms of the stockholders’ agreement.

Termination.  The stockholders’ agreement will terminate upon the earliest to occur (i) June 21, 2007, (ii) a change of control or (iii) the quotation of ReGen’s shares on a national securities exchange or the Nasdaq National Market. For purposes of termination of the stockholders’ agreement, a change of control of ReGen means a merger or consolidation of our company wherein there is a change in ownership of a majority of our company’s capital stock; a sale or transfer of substantially all of our assets; a sale by the stockholders of our company to any non-affiliate of a majority of our shares; or a liquidation or dissolution of our company.

Amendment.  The stockholders’ agreement may be amended by the mutual agreement of our company and the holders of a majority of the outstanding shares of our company at the time of the proposed amendment.

APPROVAL OF PROPOSAL TO AMEND REGEN’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN, ONE-FOR-TWELVE, ONE-FOR-FOURTEEN OR ONE FOR SIXTEEN REVERSE STOCK SPLIT
(PROPOSAL 2)

You are being asked in this Proposal 2 to authorize the Board of Directors to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock in a ratio, if and as determined by the Board of Directors, of one-for-ten, one-for-twelve, one-for-fourteen, or one-for sixteen at any time prior to November 11, 2007. Our Board has unanimously approved a resolution seeking your approval for this proposal.

Board Discretion to Implement Reverse Stock Split

If the reverse split is approved by our stockholders, the Board of Directors may subsequently approve and effect, in its sole discretion, the reverse split based upon any of the following ratios: one-for-ten, one-for-twelve, one-for-fourteen, or one-for-sixteen. The Board of Directors’ determination of whether to complete the reverse split, and the applicable ratio, will be based upon the advice of our management and financial consultants.

Our Board believes that the reverse split may be desirable for a number of reasons. We believe that a higher share price could permit us to list our common stock on a national securities exchange, give us the flexibility to conduct additional equity financings, facilitate conversion of our Series D Convertible Preferred Stock, broaden our potential institutional investor base and generally increase the liquidity of our common stock. However, our Board feels that overall market conditions, the momentum in the price of our stock and other factors may impact the desired ratio and timing of effectuating the reverse stock split. Therefore, as part of this proposal, the Board will have the authority to effect the reverse split at one of the four approved ratios during a period of up to six months after the date of our 2007 annual meeting, and will also have the authority not to effect the reverse split in such timeframe.

Material Effects of Reverse Stock Split

The proposed reverse stock split would affect all of our currently issued and outstanding common stock uniformly, and would not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. We will not issue fractional shares of our common stock in connection with the proposed reverse stock split. Instead, in the event we consummate the reverse stock split, any fractional share that results from the proposed reverse stock split will be rounded up to the next whole share of our common stock. For example, a stockholder who owns 100 shares of our common stock prior to the proposed stock split would automatically own (a) ten shares of our common stock after a one-for-ten reverse stock split; (b) nine shares of our common stock after a one-for-twelve reverse stock split; (c) eight shares of our common stock after a one-for-fourteen reverse stock split; and (d) seven shares of our common stock after a one-for-sixteen reverse stock split.

Although the reverse split will not affect any stockholder’s percentage ownership or proportionate voting power (subject to the treatment of fractional shares), the number of authorized shares of common stock will not be reduced and will increase the ability of the Board to issue such authorized and unissued shares without further stockholder action. This issuance of such additional shares, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. Although we are not proposing the reverse split for this purpose, the effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Amended and Restated Certificate of Incorporation or Bylaws.

The principal effects of the reverse split will be that (a) the number of shares of our common stock issued and outstanding will be reduced from approximately 104 million shares as of March 30, 2007 to a range of approximately 6 million to 10 million shares, depending on the reverse split ratio determined by the Board, (b) each issued and outstanding share of our Series D Convertible Preferred Stock, of which there were 119,048 as of March 30, 2007, will be converted into 100 shares of common stock; (c) all outstanding options entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options, one-tenth, one-twelfth, one-fourteenth, or one-sixteenth, as applicable, of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options immediately preceding the reverse split at an exercise price equal to ten, twelve, fourteen, or sixteen times, as applicable, the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid upon exercise thereof as that immediately preceding the reverse split, and (d) the number of shares reserved for issuance in the Company’s Employee Stock Option Plan and Non-Employee Director Stock Option Plan will be reduced to one-tenth, one-twelfth, one-fourteenth, or one-sixteenth, as applicable, of the number of shares then currently included in each such plan. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possibly greater difficulty in effecting such sales.

The effect of the reverse split upon the market price for our common stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. The market price per share of our common stock after the reverse split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse split. The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding. Furthermore, the possibility exists that liquidity in the market price of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. The market price per post-reverse split share may not exceed or remain in excess of the minimum bid price required for listing by Nasdaq or other national securities exchanges, and we may not otherwise meet the requirements for listing and trading on such exchanges.

The reverse split would not affect the par value of our common stock. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to the common stock will be reduced to one-tenth, one-twelfth, one-fourteenth, or one-sixteenth, as applicable, of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

The authorization of the reverse stock split will not be subject to the “going private” rules of the Securities Exchange Act of 1934 as we do not anticipate reducing the number of stockholders in the event we effect the reverse stock split.

Procedure for Effecting Reverse Split

If the reverse split is approved by the Company’s stockholders and the Board of Directors has determined to effect the reverse split at any time prior to November 11, 2007, the Company will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware. The reverse split will become effective at 6:00 p.m. on the date of filing the Certificate of Amendment, which is referred to as the “effective time.” Beginning at the effective time, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares. Stockholders should not destroy any stock certificate. The text of the proposed amendment to the Amended and Restated Certificate of Incorporation is set forth in Appendix A to this proxy statement; provided, however, that the text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse split, including the applicable ratio for the reverse split.

Vote Required

The affirmative vote of the holders of a majority of the shares of our issued and outstanding common stock entitled to vote on this proposal is required to approve the amendment to our certificate of incorporation to effect the reverse split. As a result, abstentions will be treated as votes against the proposal, and broker non-votes will have no effect on the voting results.

No Appraisal Rights

No appraisal rights are available under Delaware law or our certificate of incorporation or bylaws if you dissent from or vote against the proposal to approve the reverse stock split, and we do not plan to independently provide any such right to stockholders.

Stockholders’ Agreement

In the stockholders’ agreement discussed above, certain ReGen stockholders agreed to vote their shares in favor of a reverse stock split at any meeting of the stockholders of ReGen called in accordance with our certificate of incorporation and bylaws and applicable law.

Parties to the stockholders’ agreement may be considered a group acting with a common intent for purposes of federal securities laws and may be required to file with the Securities and Exchange Commission and keep updated a Form 13D report of their holdings of ReGen capital stock, regardless of whether the parties would otherwise be required to file such a report.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO EFFECT A, ONE-FOR-TEN, ONE-FOR-TWELVE, ONE-FOR-FOURTEEN, OR ONE-FOR-SIXTEEN REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

APPROVAL OF PROPOSAL TO AMEND OUR EMPLOYEE STOCK OPTION PLAN
(PROPOSAL 3)

On March 23, 2007, our Board has adopted, and recommended to the stockholders for approval, the amendment of our Employee Stock Option Plan to increase the number of shares reserved for issuance under the Employee Stock Option Plan by 10,550,000 shares from 9,450,000 to 20,000,000 shares. In the event that the amendment is not approved, the number of shares reserved for issuance under the Employee Stock Option Plan would not be increase, and the plan would remain in effect without such increase.

The affirmative vote of the holders of a majority of the shares of our issued and outstanding common stock entitled to vote on this proposal is required to approve the amendment to the Employee Stock Option Plan. As a result, abstentions will be treated as votes against the proposal, and broker non-votes will have no effect on the voting results.

Summary of the Employee Stock Option Plan

The following summary of the material provisions of the Employee Stock Option Plan reflects the amendment and restatement proposed for approval by the stockholders at the Annual Meeting. We encourage you to review the complete text of the Employee Stock Option Plan attached as Appendix B to this proxy statement. Subject to stockholder approval of the Employee Plan, we intend to file a registration statement on Form S-8 under the Securities Act, covering the additional 9,450,000 shares of common stock issuable under the Employee Plan.

General.  The Employee Plan as adopted by the Board and approved by our stockholders became effective as of November 8, 1990 and was amended and restated effective as of April 1, 1996, May 1, 1997, December 31, 1997, February 23, 1998, January 1, 1999, April 5, 2001, June 21, 2002, January 31, 2003, April 1, 2004, and, contingent upon Stockholder approval, March 23, 2007. The purpose of the Employee Plan is to enable us to attract, retain and reward qualified corporate officers, managerial and other significant employees and non-employees by offering them an opportunity to have a greater proprietary interest in and a closer identity with us and our financial success.

Eligibility.  Options may be granted under the Employee Plan to any employee of the company and any non-employee who is a director, consultant or advisor to the company.

Administration.  The Employee Plan will be administered by a committee composed solely of two or more non-employee directors as defined in Rule 16b-3(b)(3) under the Exchange Act who also qualify as “outside directors” as defined in Treasury Regulation §1.162-27(e)(3). Members of the committee shall be designated by the Board. The committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Employee Plan.

The committee shall have the authority to approve individuals for participation in this plan, construe and interpret the plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Employee Plan, options may be subject to such provisions as the committee may deem advisable, and may be amended by the committee from time to time. No amendment, however, may adversely affect the rights of the holder of an option without such holder’s consent.

No member of the committee shall be liable for any action or determination made in good faith with respect to the Employee Plan or any option awarded under it. To the maximum extent permitted by applicable law, we shall indemnify and hold harmless each member of the committee against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with our approval) arising out of any act or omission to act in connection with the Employee Plan, unless arising out of such member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under our by-laws.

Shares subject to the Employee Plan.  Pursuant to the Employee Plan as amended on April 1, 2004, the aggregate shares of common stock that may be issued under the plan shall not exceed 9,450,000, as adjusted, in accordance with the caption “Adjustment Provisions” set forth below. A description of the Board’s proposal to increase the number of reserved shares to 20,000,000 shares is included under the caption “Increase Number of Shares Reserved for Issuance” set forth below. As of December 31, 2006, options for 6,842,781 shares of common stock were outstanding under the Employee Plan.

If any option granted under the Employee Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such option may be used again for new grants of options under the plan. However, the number of shares of common stock issued under the plan may never exceed the total number of shares reserved for issuance. Any shares of common stock withheld or surrendered to pay withholding taxes, or withheld or surrendered in full or partial payment of the exercise price of an option as permitted under the terms of the Employee Plan shall be added to the aggregate shares of common stock available for issuance.

Adjustment Provisions.  In the event of a recapitalization, reclassification or combination of shares, a merger, a sale of assets or any such similar event, the committee shall adjust equitably:

•	the number and class of shares or other securities that are reserved for issuance under the Employee Plan;

•	the number and class of shares or other securities that are subject to outstanding options; and

•	the appropriate fair market value (as defined in the Employee Plan) and other price determinations applicable to options pursuant to the terms set forth in the plan.

In the event of a stock split, stock dividend, reverse stock split or similar event, the number of securities reserved for issuance under the Plan, the number of shares subject to outstanding options and the exercise price for such options are automatically adjusted. The administering committee, however, retains authority to alter or suspend any automatic adjustment if the adjustment would result in a loss of incentive stock option status for an option, would result in a financial charge, or would not be equitable under the circumstances.

Terms and Conditions.  Each option granted under the Employee Plan shall be evidenced by an agreement in a form approved by the committee. Each option shall be subject to the following terms and conditions, and to such other terms and conditions as the committee may deem appropriate that are not inconsistent with the provisions of the plan.

Timing of Option Grants and Number of Underlying Shares.  Options shall be granted to such participants as the committee may designate, at such times as the committee may determine. Each option agreement shall designate the number of shares of common stock underlying the options to which the agreement pertains.

Exercise Price.  The per share exercise price of each option granted under the plan shall be at least the fair market value per share of common stock for incentive shares, 110% of the fair market value in the case of 10% stockholders, and otherwise as determined by the committee, at the date the option is granted.

Vesting of Options.  Each option agreement shall specify the manner in which the option shall vest.

Option Period.  Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. In the case of incentive share options, the period will not exceed ten years, or five years in the case of 10% stockholders.

Payment.  The exercise price of an option shall be paid in full at the time of exercise:

•	in cash;

•	through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the participant for at least six months, unless the committee in its discretion permits the use of shares held less than six months;

•	through our withholding (at the election of the participant) of shares of common stock having a fair market value equal to the exercise price, provided that the participant attests that he or she holds an equivalent number of previously acquired shares and has held them for at least six months;

•	through our withholding (in the discretion of the committee) of shares of common stock having a fair market value equal to the exercise price; or

•	by a combination of the above.

Termination of Options Upon Termination Due to Disability or Death.  Upon the termination of employment of an employee participant or upon the termination of the consulting or advisor relationship of a non-employee participant by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or death, such participant’s options shall become or remain fully vested and shall be exercisable by such participant (or in the case of death by his or her estate) until not later than the earlier of one year after the termination date or the expiration of the term of the options.

Termination of Options Upon Termination Other than for Cause.  Upon the termination of an employee participant’s employment or upon the termination of the consulting or advisor relationship of a non-employee participant for any reason other than for cause, disability or death, such participant’s options (to the extent vested prior to such termination) may be exercised by such participant during the 90 day period commencing on the date of termination, but not later than the expiration of the term of the options. If a participant dies during such 90 day period, his or her estate may exercise the options (to the extent such options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the options.

Termination of Options Upon Termination for Cause.  Upon termination of an employee participant’s employment for cause, the participant’s right to exercise his or her options shall terminate at the time we give notice of termination to such participant. “Cause” is defined to include:

•	the commission of an action against or in derogation of our interests which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

•	a material breach of any material duty or obligation we impose upon the participant;

•	divulging our confidential information; or

•	the performance of any similar action that the committee, in its sole discretion, may deem to be sufficiently injurious to our interests so as to constitute substantial cause for termination.

Term of Plan.  The Employee Plan shall continue until January 30, 2013, until terminated by the Board or until no shares of common stock remains available for grant under the plan, whichever occurs first.

Change in Control.  In the event of a change in control, all outstanding options shall fully vest in each participant.

Nontransferability.  During the lifetime of a participant, any option granted to him or her shall be exercisable only by him or her, by his or her guardian or legal representative. No option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature, unless otherwise determined by the committee in its discretion, in the case of options other than incentive stock options.

Amendment or Discontinuance of the Plan.  The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Employee Plan or any option granted under it or may at any time terminate the plan. However, the Board may not take any action that would cause the plan to fail to comply with Rule 16b-3 of the Exchange Act or any other applicable law or exchange requirements. No such action shall materially and adversely affect any outstanding options without consent of the respective participants.

Withholding of Taxes.  We may withhold, or allow a participant to remit to us, any federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an option. In order to satisfy all or any portion of our withholding tax liability, a participant may elect to surrender common stock that would otherwise have been issued to the participant pursuant to the exercise of an option, provided that the number of shares of such withheld or surrendered common stock cannot exceed the amount necessary to satisfy our minimum withholding liability.

Outstanding Options.  The number of shares acquirable pursuant to stock options that will be awarded under the Employee Plan is not currently determinable. As of December 31, 2006, options to purchase an aggregate of 12,256,669 shares had been granted under the plan. As of December 31, 2006, options to purchase 6,842,781 shares of common stock were outstanding under the Employee Plan. Pursuant to the Employee Plan, options to purchase 5,287,829 shares originally granted under the plan have expired or have been cancelled.

Increase Number of Shares Reserved for Issuance.  As of December 31, 2006, 2,481,160 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 10,550,000 shares from 9,450,000 to 20,000,000 shares thereby assuring that sufficient shares are available for future grants.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
THIS PROPOSAL TO AMEND AND RESTATE THE EMPLOYEE STOCK OPTION PLAN.

APPROVAL OF PROPOSAL TO AMEND
OUR NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(PROPOSAL 4)

On March 23, 2007, our Board adopted, and recommended to the stockholders for approval, the amendment and restatement of our Non-Employee Director Stock Option Plan to increase the number of shares reserved for issuance under the Non- Employee Director Stock Option Plan by 4,500,000 shares from 2,500,000 to 7,000,000 shares.

The affirmative vote of the holders of a majority of the shares of our issued and outstanding common stock entitled to vote on this proposal is required to approve the amendment to the Non-Employee Director Stock Option Plan. As a result, abstentions will be treated as votes against the proposal, and broker non-votes will have no effect on the voting results.

Summary of the Non-Employee Director Stock Option Plan

The following summary of the material provisions of the Non-Employee Director Stock Option Plan reflects the amendment and restatement proposed for approval by the stockholders at the annual meeting. We encourage you to review the complete text of the Non-Employee Director Stock Option Plan attached as Appendix C to this proxy statement. Subject to stockholder approval of the Non-Employee Director Stock Option Plan, we intend to file a registration statement on Form S-8 under the Securities Act, covering the additional 4,500,000 shares of common stock issuable under the Non-Employee Director Plan.

General.  The Non-Employee Director Stock Option Plan as adopted by the Board and approved by our stockholders became effective as of April 1, 1996, was amended effective December 9, 2000, was later amended and restated effective April 5, 2001, June 21, 2002, January 31, 2003, April 1, 2004, and contingent upon stockholder approval, March 23, 2007. The purpose of the Non-Employee Director Stock Option Plan is to enable us to attract, retain and reward qualified non-employees directors by offering them an opportunity to have a greater proprietary interest in and a closer identity with us and our financial success.

Eligibility.  Options shall be granted under the Non-Employee Director Stock Option Plan solely to individuals who are non-employee members of the Board on the date of grant. The term “non-employee directors” shall have the meaning ascribed to it in Rule 16b-3(b)(3) of the Exchange Act. As of December 31, 2006, we had five non-employee members of the Board eligible to participate in the plan.

Administration.  The Non-Employee Director Stock Option Plan will be administered by a committee composed of the Chairman of the Board and any employee members of the Board that the Chairman appoints. The committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Non-Employee Director Stock Option Plan.

The committee shall have the authority to construe and interpret the Non-Employee Director Stock Option Plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Non-Employee Director Stock Option Plan, options may be subject to such provisions as the committee may deem advisable, and may be amended by the committee from time to time. No amendment, however, may adversely affect the rights of the holder of an option without such holder’s consent.

No member of the committee shall be liable for any action or determination made in good faith with respect to the Non-Employee Director Stock Option Plan or any option awarded under it. To the maximum extent permitted by applicable law, we shall indemnify and hold harmless each member of the committee against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with our approval) arising out of any act or omission to act in connection with the Non-Employee Director Stock Option Plan, unless arising out of such member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under our by-laws.

Shares subject to the Non-Employee Director Stock Option Plan.  Pursuant to the Non-Employee Director Stock Option Plan as amended on April 1, 2004, the aggregate shares of common stock that may be issued under the plan shall not exceed 2,500,000 as adjusted in accordance with the caption “Adjustment Provisions” set forth below. A description of the Board’s proposal to increase the number of reserved shares to 7,000,000 shares is included under the caption “Increase Number of Shares Reserved for Issuance” set forth below. As of December 31, 2006, options on 2,122,480 shares of common stock were outstanding under the Non-Employee Director Stock Option Plan. If any option granted under the Non-Employee Director Stock Option Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such option may be used again for new grants of options under the plan. However, the number of shares of common stock issued under the plan may never exceed the total number of shares reserved for issuance. Any shares of common stock withheld or surrendered to pay withholding taxes, or withheld or surrendered in full or partial payment of the exercise price of an option as permitted under the terms of the Non-Employee Director Stock Option Plan shall be added to the aggregate shares of common stock available for issuance.

Adjustment Provisions.  In the event of a recapitalization, reclassification or combination of shares, a merger, a sale of assets or any such similar event, the committee shall adjust equitably:

•	the number and class of shares or other securities that are reserved for issuance under the Non-Employee Director Stock Option Plan;

•	the number and class of shares or other securities that are subject to outstanding options; and

•	the appropriate fair market value (as defined in the Non-Employee Director Stock Option Plan) and other price determinations applicable to options pursuant to the terms set forth in the plan.

In the event of a stock split, stock dividend, reverse stock split or similar event, the number of securities reserved for issuance under the Plan, the number of shares subject to outstanding options and the exercise price for such options are automatically adjusted. The administering committee, however, retains authority to alter or suspend any automatic adjustment if the adjustment would result in a financial charge or would not be equitable under the circumstances.

Terms and Conditions.  Each option granted under the Non-Employee Director Stock Option Plan shall be evidenced by an agreement in a form approved by the committee. Each option shall be subject to the following terms and conditions, and to such other terms and conditions as the committee may deem appropriate that are not inconsistent with the provisions of the plan.

Timing of Option Grants and Number of Underlying Shares.  The committee shall have discretion to grant options to any individual who is eligible to participate in the plan. The committee will determine the number of shares underlying an option grant and the timing of option grants.

Exercise Price.  The per share exercise price of each option granted under the plan shall be determined by the committee at the time the option is granted.

Vesting of Options.  Each option agreement will specify the manner in which an option shall vest.

Option Period.  Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period.

Payment.  The exercise price of an option shall be paid in full at the time of exercise:

•	in cash;

•	through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the participant for at least six months, unless the Board in its discretion permits the use of shares held less than six months;

•	through our withholding (at the election of the participant) of shares of common stock having a fair market value equal to the exercise price, provided that the participant attests that he or she holds an equivalent number of previously acquired shares and has held them for at least six months;

•	through our withholding (in the discretion of the committee) of shares of common stock having a fair market value equal to the exercise price; or

•	by a combination of the above.

Termination of Options Upon Termination Due to Disability or Death.  Upon the termination of a participant’s membership on the Board by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or death, such participant’s options shall become or remain fully vested and shall be exercisable by such participant (or in the case of death by his or her estate) until not later than the earlier of one year after the termination date or the expiration of the term of the options.

Termination of Options Upon Termination Other than for Cause.  Except as otherwise determined by the committee and set forth in the option agreement, upon the termination of a participant’s membership on the Board or for any reason other than for cause, disability or death, such participant’s options (to the extent vested prior to such termination) may be exercised by such participant during the six-month period commencing on the date of termination, but not later than the expiration of the term of the options. If a participant dies during such six-month period, his or her estate may exercise the options (to the extent such options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the options.

Termination of Options Upon Termination for Cause.  Upon termination of a participant’s membership on the Board for cause, the Participant’s right to exercise his or her options shall terminate at the time we give notice of termination to such participant. “Cause” is defined to include:

•	the commission of an action against or in derogation of our interests which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

•	a material breach of any material duty or obligation we impose upon the participant;

•	divulging our confidential information; or

•	the performance of any similar action that the committee, in its sole discretion, may deem to be sufficiently injurious to our interests so as to constitute substantial cause for termination.

Term of Plan.  The Non-Employee Director Stock Option Plan shall continue until terminated by the Board or until no shares of common stock remain available for grant under the plan, whichever occurs first.

Change in Control.  In the event of a change in control, all outstanding options shall fully vest in each participant.

Nontransferability.  During the lifetime of a participant, any option granted to him or her shall be exercisable only by him or her, by his or her guardian or legal representative. No option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature.

Amendment or Discontinuance of the Plan.  The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Non-Employee Director Stock Option Plan or any option granted under it or may at any time terminate the plan. However, the Board may not take any action that would cause the plan to fail to comply with Rule 16b-3 of the Exchange Act or any other applicable law or exchange requirements. No such action shall materially and adversely affect any outstanding options without consent of the respective participants.

Outstanding Options.  The number of shares acquirable pursuant to stock options that will be awarded to our non-employee directors under the Non-Employee Director Stock Option Plan is not currently determinable. As of December 31, 2006, options to purchase an aggregate of 2,377,480 shares had been granted under the plan to our non-employee directors.

As of December 31, 20063, options to purchase 2,122,480 shares of common stock were outstanding under the Non-Employee Director Stock Option Plan. Pursuant to the Non-Employee Director Stock Option Plan, options to purchase 250,000 shares originally granted under the plan have expired or have been cancelled.

Increase Number of Shares Reserved for Issuance.  As of December 31, 2006, 372,520 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 4,500,000 shares from 2,500,000 to 7,000,000 shares thereby assuring that sufficient shares are available for future grants.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO AMEND AND RESTATE THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 5)

Independent Registered Public Accounting Firm For 2007

The Board, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP to audit our accounts for the fiscal year ending December 31, 2007. Ernst & Young has reported that none of its members has any direct financial interest or material indirect financial interest in us. Currently, our Audit Committee is composed of Mr. Baldwin, Dr. Acharya and Mr. Timken and has responsibility for recommending the selection of auditors.

The Audit Committee’s pre-approval process for non-audit and audit-related services may be found in the charter of the Audit Committee.

The affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy and entitled to vote is necessary to ratify the Board’s selection of Ernst & Young LLP to audit our accounts for the fiscal year ending December 31, 2007. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the voting results. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

2006 and 2005 Fiscal Years Audit Firm Fee Summary.

During fiscal year 2006, we retained our principal auditor, Ernst & Young LLP, to provide services in the following categories and amounts:

Audit Fees	$228,574
Audit-Related Services Fees(1)(3)	220,324
Tax Fees(2)(3)	—
All Other Fees	2,500
Total Fees	$451,398

During fiscal year 2005, we retained our principal auditor, Ernst & Young LLP, to provide services in the following categories and amounts:

Audit Fees	$231,474
Audit-Related Services Fees(1)(3)	20,768
Tax Fees(2)(3)	33,000
All Other Fees	3,320
Total Fees	$279,872

(1)	Audit-related services generally include fees for Securities and Exchange Commission registration statements. 2006 fees included option restatement services.

(2)	Non-audit related services fees generally include fees for tax preparation services. 2006 tax services are being provided by RSM McGladrey, Inc.

(3)	All of the audit related and tax services rendered to ReGen in 2006 and 2005 were pre-approved by the Audit Committee pursuant to its charter.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditor, and the services provided by (and fees paid to) Ernst & Young LLP in 2006 were pre-approved. These procedures include reviewing and approving a budget for audit and permitted non-audit services. The budget includes a description of, and an estimated amount for audit services and for particular specific categories of non-audit services that are recurring in nature and therefore are anticipated at the time the budget is reviewed. Additional Audit Committee pre-approval is required (i) if the estimated amount for a particular category of non-audit services will be substantially exceeded, and (ii) to engage the independent auditor for any non-audit services not included in the budget. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee for services that were not included in the budget; these services are then reviewed at the next Audit Committee meeting. The Audit Committee periodically monitors the services rendered and fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

The Audit Committee has determined that the provision of services by Ernst & Young LLP is compatible with maintaining such auditor’s independence.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DEADLINE FOR STOCKHOLDERS PROPOSALS

Proposals of stockholders intended for inclusion in our proxy statement relating to the 2008 Annual Meeting of Stockholders must be received at our offices (addressed to the attention of the Corporate Secretary) not later than December 21, 2007. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any stockholder proposal not included in the proxy materials we disseminate for our 2008 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 10, 2008. Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in our proxy materials unless (a) we receive notice of such proposal by March 10, 2008 and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

ADDITIONAL INFORMATION

Management knows of no matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

We will bear the expenses in connection with the solicitation of proxies. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by our officers, directors or employees who will not be specially compensated for such solicitation. We may request brokerage houses and other nominees or fiduciaries to forward copies of our proxy statement to beneficial owners of common stock held in their names and we may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee is charged with monitoring and reviewing the material facts of any transactions with related parties and either approving or disapproving the entry into such transactions. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and certain persons who own more than 10% of our common stock to file with the Securities and Exchange Commission reports concerning their beneficial ownership of our equity securities. These persons are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms received by us from our directors, officers and greater than 10% beneficial owners, all of these reports were filed on a timely basis. We believe that all directors and officers of ReGen subject to Section 16(a) reporting are current in their reporting obligations thereunder.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
REGEN BIOLOGICS, INC.

REGEN BIOLOGICS, INC.  (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify as follows:

FIRST:  The name of the Corporation is ReGen Biologics, Inc.

SECOND:  The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is September 1, 1987.

THIRD:  The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

The first paragraph of Article FOURTH shall be amended and restated to read in its entirety as follows:

“FOURTH: Authorized Shares. The total number of shares of all classes of stock which the Corporation has the authority to issue is two hundred and twenty-five million (225,000,000) shares, consisting of two classes: one hundred and sixty-five million (165,000,000) shares of common stock, $0.01 par value per share (the “Common Stock”), and sixty million (60,000,000) shares of preferred stock, $0.01 par value per share. Effective at 6:00 p.m. (Eastern          Time) on the date of filing of this Certificate of Amendment (such time, the “Effective Time”), every (          ) shares of Common Stock outstanding immediately prior to the Effective Time (such shares, the “Old Common Stock”) shall automatically without further action on the part of the Corporation be combined into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional shares described below. From and after the Effective Time, certificates representing the Old Common Stock shall, without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. There shall be no fractional shares issued. All fractional shares shall be rounded up to the nearest whole share, such that holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them shall instead be entitled to receive a whole share.”

FOURTH:  Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ReGen Biologics, Inc. has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its Senior Vice President and Chief Financial Officer and attested to by its           this   day of          , 2007.

REGEN BIOLOGICS, INC.

By:
Name: Brion Umidi

Title:	Senior Vice President and Chief Financial Officer

ATTEST:

A-1

APPENDIX B

ReGen Biologics, Inc.
Employee Stock Option Plan
(As Amended)

SECTION 1.  PURPOSE.

The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward corporate officers, managerial and other significant employees, and non-employees who have an ongoing consultant or advisor relationship with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options. However, Incentive Stock Options may only be granted to employees of the Company.

SECTION 2.  DEFINITIONS.

Board:  The Board of Directors of the Company.

Change in Control:  The purchase or other acquisition by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding securities; a liquidation or dissolution of the Company; or of the sale of all or substantially all of the Company’s assets.

Code:  The Internal Revenue Code of 1986, as amended from time to time.

Committee:  The Compensation Committee of the Board (or subcommittee thereof) or such other committee (or subcommittee thereof) as shall be appointed by the Board to administer the Plan pursuant to Section 3.

Common Stock:  The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

Company:  ReGen Biologics, Inc., a Delaware corporation, its subsidiary or subsidiaries, and any successor thereto.

Disabled or Disability:  Permanent and total disability, as defined in Code Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant’s termination of employment or, in the case of a non-employee Participant, prior to the termination of the consulting or advisor relationship between such Participant and the Company.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

Fair Market Value:  The amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in the Wall Street Journal or a similar publication selected by the Committee.

Incentive Stock Option:  An Option that is intended to qualify as an “incentive stock option” under Code Section 422.

Nonqualified Stock Option:  An Option that is not an Incentive Stock Option.

Option:  An option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

Participant:  An employee of the Company (including any employee who is a member of the Board) or any non-employee consultant or advisor to the Company (including non-employee members of the Board) whose participation in the Plan is determined by the Committee to be in the best interest of the Company.

Plan:  The ReGen Biologics, Inc. Employee Stock Option Plan, as amended from time to time.

SECTION 3.  ADMINISTRATION.

(a) Committee.  The Plan shall be administered by the Committee. To the extent required to comply with the relevant provisions of Rule 16b-3 under the Exchange Act, the Committee shall be solely comprised of two (2) or more “non-employee directors,” as defined in Rule 16b-3(b)(3) or in any successor definition adopted by the Securities and Exchange Commission, who also qualify as “outside directors” as defined in Treasury Regulation § 1.162-27(e)(3) or subsequently published administrative guidance.

(b) Authority of the Committee.  The Committee shall have the authority to approve individuals for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Option or the termination of any restriction under any Option. Options may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option without such holder’s consent.

(c) Powers of the Committee.  The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

(d) Indemnification.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

(e) Maximum Annual Grant.  Notwithstanding any other provision of the Plan, during any single calendar year, no Participant shall be granted Options which permit such Participant to purchase more than 1,500,000 shares of Common Stock, subject to adjustment in accordance with Section 8.

SECTION 4.  COMMON STOCK SUBJECT TO PLAN.

The aggregate shares of Common Stock that may be issued under the Plan shall not exceed 20,000,0001 as adjusted in accordance with the provisions of Section 8.

In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option may be used again for new grants of Options hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(d) shall be added to the aggregate shares of Common Stock available for issuance.

1 As amended effective March 23, 2007.

SECTION 5.  ELIGIBILITY.

Options may be granted under the Plan to any employee of the Company, including employees who are officers and/or members of the Board, whose participation the Committee determines is in the best interest of the Company and to any non-employee who is a consultant or advisor to the Company, including members of the Board, whose participation the Committee determines is in the best interests of the Company (collectively, “Participants”). The Committee shall have absolute discretion to determine, within the limits of the express provisions of the Plan, those Participants to whom and the time or times at which Options shall be granted. The Committee shall also determine, within the limits of the express provisions of the Plan, the number of shares to be subject to each Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) all or portions of each Option may become vested and exercisable, and whether an Option shall be an Incentive Stock Option, a Nonqualified Stock Option or a combination thereof. In making such determination, the Committee may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

Notwithstanding the foregoing, no Incentive Stock Option shall be granted to any Participant who is not an employee of the Company.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a) Option Period.  Each Option agreement shall specify the period for which the Option thereunder is granted (which, in the case of Incentive Stock Options, shall not exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period.

(b) Exercise Price.  The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted, and, in the case of Incentive Stock Options, shall not be less than the Fair Market Value of Common Stock on the date the Option is granted.

(c) Vesting of Options.  No part of any Option may be exercised until the Participant shall have satisfied the vesting conditions (i.e., such as remaining in the employ of the Company for a certain period of time), if any, as the Committee may specify in the applicable Option agreement. Subject to the provisions of Section 6(e), any Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.

(d) Payment.  The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option provided that such previously-acquired shares have been held by the Participant for at least six months, unless the Committee in its discretion permits the use of shares held less than six months, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price, provided that the Participant attests in a manner acceptable to the Committee that he or she holds previously-acquired shares equal in number to the number of shares withheld by the Company and has held such previously-acquired shares for at least six months, (iv) through the withholding by the Company (at the discretion of the Committee) of shares of Common Stock having a Fair Market Value equal to the exercise price, or (v) by a combination of (i), (ii), (iii) and (iv), in the discretion of the Committee.

(e) Other Rules Applicable to Incentive Stock Options.

(i) Grant Period.  Consistent with Section 9, an Incentive Stock Option must be granted within ten years of the date this Plan is adopted (i.e., the Effective Date, as defined in Section 13) or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

(ii) Ten Percent Owner.  If a Participant, on the date that an Incentive Stock Option is granted, owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, then the exercise price per share shall in no instance be less than 110% of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

(iii) Employee Status.  To retain favorable Incentive Stock Option tax treatment, the Option holder must at all times from the date the Option is granted through a date that is no more than three months prior to the date it is exercised (or no more than one year prior to the date it is exercised, where the Participant’s termination of employment is due to death or Disability) remain an employee of the Company. For this purpose, authorized leaves of absence shall not be deemed to sever the employment relationship.

(iv) Limitations on Dispositions.  To retain favorable Incentive Stock Option tax treatment, Common Stock received upon the exercise of an Incentive Stock Option may not be disposed of prior to the later of two years from the date the Incentive Stock Option is granted or one year from the date the shares of Common Stock are transferred to the Participant upon exercise of the Incentive Stock Option.

(v) Value of Shares.  The aggregate Fair Market Value (determined at the date of grant) of the Incentive Stock Options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.

SECTION 7.  TREATMENT OF OPTIONS UPON TERMINATION.

(a) Termination due to Disability or Death.  Upon the termination of employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant by reason of Disability or death, such Participant’s Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

(b) Termination Other than For Cause.  Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon the termination of employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant’s Options (to the extent vested prior to such termination) may be exercised by such Participant during the ninety-day period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such ninety-day period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options. Notwithstanding the foregoing, to retain favorable Incentive Stock Option tax treatment, Incentive Stock Options must be exercised within three months of the Participant’s termination of employment.

(c) Termination for Cause.  Upon termination of the employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant for Cause (as defined below), the Participant’s right to exercise his or her options shall terminate at the time notice of termination is given by the Company to such Participant. For purposes of this provision, cause shall include:

(i) The commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

(ii) A material breach of any material duty or obligation imposed upon the Participant by the Company;

(iii) Divulging the Company’s confidential information; or

(iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

SECTION 8.  ADJUSTMENT PROVISIONS.

In the event of a recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate Fair Market Value and other price determinations applicable to Options. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding. Notwithstanding the foregoing, in the event of a stock split, stock dividend, reverse stock split, or substantially similar transaction (the “Event”): (1) the number of shares subject to each then-outstanding Option shall be automatically adjusted so that upon exercise of each such Option, the holder of the Option shall be entitled to receive the number of shares of Common Stock which the holder would have been entitled to receive after the Event had the Option been exercised immediately before the earlier of the date of the consummation of the Event or the record date of the Event (the “Event Date”); (2) the exercise price of a share of Common Stock subject to each then-outstanding Option shall be automatically adjusted to equal the exercise price per share set forth in the Option agreement, divided by the “Adjustment Factor” (the “Adjustment Factor” shall equal the number (or fractional number) of shares of Common Stock that the holder of one share of Common Stock before the Event Date would hold after the Event Date); (3) the number of shares of Common Stock available for issuance under the Plan immediately after the Event Date shall be automatically adjusted to equal the number of shares available for issuance under the Plan immediately prior to the Event Date, multiplied by the Adjustment Factor; (4) the maximum annual grant limit set forth in Section 3(e) of the Plan shall be automatically adjusted by multiplying such limit by the Adjustment Factor; (5) any per share exercise price containing a fraction of a cent shall be rounded up to the next highest cent; (6) any Option to purchase fractional shares shall be automatically eliminated; and (7) any share limits with a fractional amount shall be rounded down to the next lowest whole number. The automatic adjustments described in the foregoing sentence shall not be made to the extent that the Committee determines in its discretion that the automatic adjustment(s) would constitute a modification under Section 424(h)(3) of the Code, would result in the loss of incentive stock option status for an option, would result in a charge for financial accounting purposes, or would not constitute an equitable adjustment under the circumstances. In such cases, the Committee shall determine the appropriate adjustments to be made to outstanding awards, per share exercise prices, and the share limits set forth in the Plan, and the Committee’s determination shall be binding and conclusive.

SECTION 9.  TERM OF PLAN.

The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until March 22, 2017, or, if earlier, upon termination of the Plan by the Board or until no Common Stock remains available for issuance under Section 4.

SECTION 10.  CHANGE IN CONTROL.

Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, in the event of a Change in Control, all outstanding Options shall fully vest in each Participant. The Committee, in its discretion, may also provide in any Option agreement for adjustment of certain terms of such Option upon the occurrence of a Change in Control.

SECTION 11.  GENERAL PROVISIONS.

(a) Employment.  Nothing in the Plan or in any related instrument shall confer upon any employee Participant or other employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee Participant or other employee with or without cause.

(b) Legality of Issuance of Shares.  No Common Stock shall be issued pursuant to the exercise of an Option unless and until all legal requirements applicable to such issuance have been satisfied.

(c) Ownership of Common Stock Allocated to Plan.  No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

(d) Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

(e) Withholding of Taxes.  The Company may withhold, or allow a Participant to remit to the Company, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an Option. In order to satisfy all or any portion of such income tax liability, a Participant may elect to surrender Common Stock previously acquired by the Participant or to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, provided that the number of shares of such withheld or surrendered Common Stock shall not be greater than the amount that is necessary to satisfy the minimum withholding obligation of the Company that arises with respect to the Option.

(f) Transferability of Options.  Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, Options shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution. During a Participant’s lifetime, Options shall be exercisable only by the Participant or the Participant’s agent, attorney-in-fact or guardian, or by a transferee permitted by the relevant grant agreement. Incentive Stock Options shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s agent, attorney-in-fact or guardian.

SECTION 12.  AMENDMENT OR DISCONTINUANCE OF THE PLAN.

The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not materially increase the number of shares of Common Stock subject to the Plan (except as provided in Section 8 hereof); and provided further that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Participants.

SECTION 13.  EFFECTIVE DATE OF THE PLAN.

The Plan as adopted by the Board and approved by stockholders was originally effective as of November 8, 1990 and amended and restated as of April 1, 1996, May 1, 1997, December 31, 1997, February 23, 1998, January 1, 1999, April 15, 2001, June 21, 2002, January 31, 2003, and April 1, 2004. The Plan as amended and restated herein is effective March 23, 2007 (the “Effective Date”).

APPENDIX C

ReGen Biologics, Inc.
Non-Employee Director Stock Option Plan
(As Amended)

SECTION 1.  PURPOSE

The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward qualified non-employee directors by offering them an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

Options granted under this Plan shall be nonqualified stock options.

SECTION 2.  DEFINITIONS.

Board:  The Board of Directors of the Company.

Change in Control:  The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding securities; a liquidation or dissolution of the Company; or of the sale of all or substantially all of the Company’s assets.

Code:  The Internal Revenue Code of 1986, as amended from time to time.

Committee:  The Chairman of the Board and such other employee members of the Board, if any, who the Chairman may select to assist him or her in the administration of the Plan in accordance with Section 3.

Common Stock:  The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

Company:  ReGen Biologics, Inc., a Delaware corporation, its subsidiary or subsidiaries, and any successor thereto.

Disabled or Disability:  Permanent and total disability, as defined in Code Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant’s termination of membership on the Board.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time.

Fair Market Value:  The amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in the Wall Street Journal or a similar publication selected by the Committee.

Option:  A nonqualified stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

Participant:  Any non-employee member of the Board.

Plan:  The ReGen Biologics, Inc. Non-Employee Director Stock Option Plan, as amended from time to time.

SECTION 3.  ADMINISTRATION.

Committee.  The Plan shall be administered by the Committee.

Authority of the Committee.  The Committee shall have the authority to construe and interpret the Plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Plan, Options may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option without such holder’s consent.

Powers of the Committee.  The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

Indemnification.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

SECTION 4.  COMMON STOCK SUBJECT TO PLAN.

The aggregate shares of Common Stock that may be issued under the Plan shall not exceed 7,000,0002 as adjusted in accordance with the provisions of Section 8.

In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option may be used again for new grants of Options hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(e) shall be added to the aggregate shares of Common Stock available for issuance.

SECTION 5.  ELIGIBILITY.

Options shall be granted under the Plan solely to individuals who are non-employee members of the Board (“Participants”).

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate that are not inconsistent with the provisions of the Plan:

Timing of Option Grants and Number of Underlying Shares.  Options shall be granted to such Participants as the Committee may designate at such time or times as the Committee may determine. Each Option agreement shall designate the number of shares of Common Stock to which they pertain.

Exercise Price.  The per share exercise price of each Option granted under the Plan shall be determined by the Committee at the time the Option is granted.

Vesting of Options.  Each Option agreement shall specify the manner in which the Option shall vest.

Option Period.  Each Option agreement shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at the end of such period.

2 As amended effective March 23, 2007.

Payment.  The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option provided that such previously-acquired shares have been held by the Participant for at least six months, unless the Committee in its discretion permits the use of shares held less than six months, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price, provided that the Participant attests in a manner acceptable to the Committee that he or she holds previously-acquired shares equal in number to the number of shares withheld by the Company and has held such previously-acquired shares for at least six months, (iv) through the withholding by the Company (at the discretion of the Committee) of shares of Common Stock have a Fair Market Value equal to the exercise price, or (v) by a combination of (i), (ii), (iii) and (iv), in the discretion of the Committee.

SECTION 7.  TREATMENT OF OPTIONS UPON TERMINATION.

Termination due to Disability or Death.  Upon the termination of a Participant’s membership on the Board by reason of Disability or death, such Participant’s Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

Termination Other than For Cause.  Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon the termination of a Participant’s membership on the Board for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant’s Options (to the extent vested prior to such termination) may be exercised by such Participant during the six-month period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such six-month period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options.

Termination for Cause.  Upon termination of a Participant’s membership on the Board for Cause (as defined below), the Participant’s right to exercise his or her Options shall terminate at the time notice of termination is given by the Company to such Participant. For purposes of this provision, substantial cause shall include:

The commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

A material breach of any material duty or obligation imposed upon the Participant by the Company;

Divulging the Company’s confidential information; or

The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

SECTION 8.  ADJUSTMENT PROVISIONS.

In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate Fair Market Value and other price determinations applicable to Options. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding. Notwithstanding the foregoing, in the event of a stock split, stock dividend, reverse stock split, or substantially similar transaction (the “Event”): (1) the number of shares subject to each then-outstanding Option shall be automatically adjusted so that upon exercise of each such Option, the holder of the Option shall be entitled to receive the number of shares of Common Stock which the holder would have been entitled to receive after the Event had the Option been exercised immediately before the earlier of the date of the consummation of the Event or the record date of the Event (the “Event Date”); (2) the exercise price of a share of Common Stock subject to each then- outstanding Option shall be automatically adjusted to equal the exercise price per share set forth in the Option agreement, divided by the “Adjustment Factor” (the “Adjustment Factor” shall equal the number (or fractional number) of shares of Common Stock that the holder of one share of Common Stock before the Event Date would hold after the Event Date); (3) the number of shares of Common Stock available for issuance under the Plan immediately after the Event Date shall be automatically adjusted to equal the number of shares available for issuance under the Plan immediately prior to the Event Date, multiplied by the Adjustment Factor; (4) any per share exercise price containing a fraction of a cent shall be rounded up to the next highest cent; (5) any Option to purchase fractional shares shall be automatically eliminated; and (6) any share limits with a fractional amount shall be rounded down to the next lowest whole number. The automatic adjustments described in the foregoing sentence shall not be made to the extent that the Committee determines in its discretion that the automatic adjustment(s) would result in a charge for financial accounting purposes or would not constitute an equitable adjustment under the circumstances. In such cases, the Committee shall determine the appropriate adjustments to be made to outstanding awards, per share exercise prices, and the share limits set forth in the Plan, and the Committee’s determination shall be binding and conclusive.

SECTION 9.  TERM OF PLAN.

The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or until no Common Stock remains available for issuance under Section 4, whichever occurs first.

SECTION 10.  CHANGE IN CONTROL.

In the event of a Change in Control, all outstanding Options shall fully vest in each Participant.

SECTION 11.  GENERAL PROVISIONS.

Board Membership.  Nothing in the Plan or in any related instrument shall confer upon any Participant any right to continue as a member of the Board or shall affect the right of the Company to terminate the Board membership of any Participant with or without cause.

Legality of Issuance of Shares.  No Common Stock shall be issued pursuant to the exercise of an Option unless and until all legal requirements applicable to such issuance have been satisfied.

Ownership of Common Stock Allocated to Plan.  No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Virginia.

Withholding of Taxes.  The Company may withhold, or allow a Participant to remit to the Company, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an Option. In order to satisfy all or any portion of such income tax liability, a Participant may elect to surrender Common Stock previously acquired by the Participant or to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, provided that the number of shares of such withheld or surrendered Common Stock shall not be greater than the amount that is necessary to satisfy the minimum withholding obligation of the Company that arises with respect to the Option.

Nontransferability.  During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by him or her or by his or her guardian or legal representative. No Option shall be assignable or transferable, except by will or by the laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature.

SECTION 12.  AMENDMENT OR DISCONTINUANCE OF PLAN.

The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not materially increase the number of shares of Common Stock subject to the Plan (except as provided in Section 8 hereof); and provided further that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Participants.

SECTION 13.  EFFECTIVE DATE OF PLAN.

The Plan as adopted by the Board and approved by stockholders was originally effective on April 1, 1996, and was amended on December 9, 2000. The Plan was amended and restated effective April 5, 2001, was amended again effective October 1, 2002, and was amended and restated effective January 31, 2003 and April 1, 2004. The Plan as amended and restated herein is effective March 23, 2007 (the “Effective Date”).

APPENDIX D

Charter

Audit Committee of the Board of Directors
of Regen Biologics, Inc.

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring: the integrity of the financial reports and other financial information of ReGen Biologics, Inc. (the “Corporation”), compliance by the Corporation with legal and regulatory requirements; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the independence and performance of the Corporation’s internal and external auditors and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system;

•	Review and appraise the audit efforts and independence of the Corporation’s accountants;

•	Review and appraise the efforts and effectiveness of the Corporation’s internal auditing efforts; and

•	Provide an avenue of communication among the auditors, financial and senior management, the internal auditing function and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. An independent director is a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing function and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with Section IV.4. below.

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IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation’s financial statements;

3. Review significant financial reporting issues and judgments made by management and the auditors in connection with the preparation of the Corporation’s financial statements, including an analysis of the effect of alternative GAAP methods on the Corporation’s financial statements and a description of any transactions as to which management obtained SAS 50 letters.

4. Review with management and the auditors the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the auditors’ reviews of the quarterly reports;

5. Review major changes to the Corporation’s auditing and accounting principles and practices as suggested by the auditors, management or internal auditors;

6. Recommend to the Board the appointment of the auditors, which firm is ultimately accountable to the Audit Committee and the Board;

7. Approve the fees to be paid to the auditors for audit service;

8. Approve the retention of the auditors for any non-audit service and the fee for such service;

9. Receive periodic reports from the auditors regarding the auditor’s independence, discuss such reports with the auditors, consider whether the provision of non-audit services is compatible with maintaining the auditors’ independence and, if so, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors;

10. Review with management and the auditors any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies;

11. Advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s code of conduct; and

12. Establish, and review on a periodic basis, procedures for the receipt, retention and treatment of complaints received by the Corporation any regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters and investigate any matter relating thereto, with full access to all of the Corporation’s books, records, facilities and personnel.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the auditors or to assure compliance with laws and regulations and the Corporation’s code of conduct.

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ReGen Biologics, Inc.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING
INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 - Gerald E. Bisbee, Jr., Ph.D.	☐	☐	04 - Robert G. McNeil, Ph.D.	☐	☐

02 - Abhi Acharya, Ph.D.	☐	☐	05 - J. Richard Steadman, M.D.	☐	☐

03 - Alan W. Baldwin	☐	☐	06 - William R. Timken	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To approve a one-for-ten, one-for-twelve, one-for fourteen, or one-for-sixteen reverse stock split of all of ReGen’s issued and outstanding common stock, subject to the authority of the Board.	☐	☐	☐	Mark box at right if a comment has been noted below. ☐

3.	To approve the proposal to amend our Employee Stock Option Plan	☐	☐	☐

4.	To approve the proposal to amend our Non-Employee Director Stock Option Plan	☐	☐	☐

5.	To ratify the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year.	☐	☐	☐	Comments:

6.	To transact such other business as may come before the Meeting or an adjournment thereof.

Mark box at right if you plan to attend the Annual Meeting.		☐
C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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■	0 0 9 0 9 1 1	1 U P X	C O Y

Proxy — ReGen Biologics, Inc.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for the Annual Meeting of Stockholders
to be held on Friday, May 11, 2007
The undersigned stockholder of ReGen Biologics, Inc. (the “Company”) hereby constitutes and appoints Gerald E. Bisbee, Jr., Ph.D. and Brion D. Umidi and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of ReGen Biologics, Inc. to be held on Friday, May 11, 2007 at 9:00 a.m. Eastern time, at the offices of the Company’s legal counsel, Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036 and at any and all adjournments and postponements thereof (the “Meeting”), on all matters properly before the Meeting.
THE PROXIES WILL VOTE USING THE DIRECTIONS PROVIDED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN THIS PROXY, BUT DO NOT PROVIDE SPECIFIC DIRECTION WITH RESPECT TO A VOTING ITEM, THIS PROXY WILL BE VOTED WITH RESPECT TO SUCH ITEM AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE NOTICE OF 2006 ANNUAL MEETING AND PROXY STATEMENT.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESS/VOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 12:00 a.m., Eastern Time, on May 11, 2007.
THANK YOU FOR VOTING